EXHIBIT 10.27








                               Amended and Restated
                            Loan and Security Agreement

                                   by and among

                               CoreStates Bank, N.A.
                     Congress Financial Corporation (Central)
                                    as Lenders

                     Congress Financial Corporation (Central)
                               as Agent for Lenders

                                        and

                                  Haynes Corp.,
                   formerly known as Haynes International, Inc.
                                    as Borrower




                              Dated:  August __, 1996

                                 TABLE OF CONTENTS
                                 -----------------
                                                                            Page

   SECTION 1.  DEFINITIONS                                                     1

   SECTION 2.  ACKNOWLEDGMENT AND RESTATEMENT
        2.1        Existing Obligations  . . . . . . . . . . . . . . . . . .  16
        2.2        Acknowledgment of Security Interest   . . . . . . . . . .  16
        2.3        Existing Congress Agreement   . . . . . . . . . . . . . .  16
        2.4        Restatement   . . . . . . . . . . . . . . . . . . . . . .  16

   SECTION 3.  CREDIT FACILITIES

        3.1        Loans   . . . . . . . . . . . . . . . . . . . . . . . . .  17
        3.2        Letter of Credit Accommodations   . . . . . . . . . . . .  18
        3.3        Increase in Maximum Credit  . . . . . . . . . . . . . . .  19
        3.4        Availability Reserves   . . . . . . . . . . . . . . . . .  20
        3.5        Commitments   . . . . . . . . . . . . . . . . . . . . . .  20

   SECTION 4.  INTEREST AND FEES

        4.1        Interest  . . . . . . . . . . . . . . . . . . . . . . . .  20
        4.2        Closing Fee   . . . . . . . . . . . . . . . . . . . . . .  22
        4.3        Servicing Fee   . . . . . . . . . . . . . . . . . . . . .  22
        4.4        Unused Line Fee   . . . . . . . . . . . . . . . . . . . .  22
        4.5        Changes in Law and Increased Costs of Loans   . . . . . .  23

   SECTION 5.  CONDITIONS PRECEDENT

        5.1        Conditions Precedent to Initial Loans and Letter of
                   Credit Accommodations . . . . . . . . . . . . . . . . . .  23
        5.2        Conditions Precedent to All Loans and Letter of Credit
                   Accommodations  . . . . . . . . . . . . . . . . . . . . .  25

   SECTION 6.  GRANT OF SECURITY INTEREST  . . . . . . . . . . . . . . . . .  26

   SECTION 7.  COLLECTION AND ADMINISTRATION

        7.1        Borrower's Loan Account   . . . . . . . . . . . . . . . .  27
        7.2        Statements  . . . . . . . . . . . . . . . . . . . . . . .  27
        7.3        Collection of Accounts  . . . . . . . . . . . . . . . . .  27
        7.4        Payments  . . . . . . . . . . . . . . . . . . . . . . . .  28
        7.5        Sharing of Payments, Etc.   . . . . . . . . . . . . . . .  28
        7.6        Authorization to Make Loans   . . . . . . . . . . . . . .  29
        7.7        Settlement Procedures   . . . . . . . . . . . . . . . . .  30
        7.8        Use of Proceeds   . . . . . . . . . . . . . . . . . . . .  31

   SECTION 8.  COLLATERAL REPORTING AND COVENANTS

        8.1        Collateral Reporting  . . . . . . . . . . . . . . . . . .  31
        8.2        Accounts Covenants  . . . . . . . . . . . . . . . . . . .  32

        8.3        Inventory Covenants   . . . . . . . . . . . . . . . . . .  33
        8.4        Equipment Covenants   . . . . . . . . . . . . . . . . . .  34
        8.5        Power of Attorney   . . . . . . . . . . . . . . . . . . .  34
        8.6        Right to Cure   . . . . . . . . . . . . . . . . . . . . .  34
        8.7        Access to Premises  . . . . . . . . . . . . . . . . . . .  35

   SECTION 9.  REPRESENTATIONS AND WARRANTIES

        9.1        Corporate Existence, Power and Authority; Subsidiaries  .  35
        9.2        Financial Statements; No Material Adverse Change.   . . .  35
        9.3        Chief Executive Office; Collateral Locations.   . . . . .  36
        9.4        Priority of Liens; Title to Properties  . . . . . . . . .  36
        9.5        Tax Returns   . . . . . . . . . . . . . . . . . . . . . .  36
        9
        8.6        Litigation  . . . . . . . . . . . . . . . . . . . . . . .  36
        9.7        Compliance with Other Agreements and Applicable Laws  . .  36
        9.8        Employee Benefits.  . . . . . . . . . . . . . . . . . . .  37
        9.9        Environmental Compliance  . . . . . . . . . . . . . . . .  37
        9.10       Capitalization; Senior Notes; Parent Equity Offering  . .  38
        9.11       Redemptions of Existing Notes   . . . . . . . . . . . . .  40
        9.12       Accuracy and Completeness of Information.   . . . . . . .  41
        9.13       Survival of Warranties; Cumulative  . . . . . . . . . . .  41

   SECTION 10. AFFIRMATIVE AND NEGATIVE COVENANTS

        10.1       Maintenance of Existence  . . . . . . . . . . . . . . . .  41
        10.2       New Collateral Locations  . . . . . . . . . . . . . . . .  41
        10.3       Compliance with Laws, Regulations, Etc.   . . . . . . . .  42
        10.4       Payment of Taxes and Claims   . . . . . . . . . . . . . .  43
        10.5       Insurance   . . . . . . . . . . . . . . . . . . . . . . .  43
        10.6       Financial Statements and Other Information  . . . . . . .  44
        10.7       Sale of Assets, Consolidation, Merger, Dissolution, Etc    45
        10.8       Encumbrances  . . . . . . . . . . . . . . . . . . . . . .  45
        10.9       Indebtedness  . . . . . . . . . . . . . . . . . . . . . .  46
        10.10      Loans, Investments, Guarantees, Etc . . . . . . . . . . .  50
        10.11      Dividends and Redemptions . . . . . . . . . . . . . . . .  51
        10.12      Transactions with Affiliates  . . . . . . . . . . . . . .  51
        10.13      Proceeds of Parent Equity Offering and Borrower Debt
                   Offering, Redemption of Existing Notes  . . . . . . . . .  52
        10.14      Compliance with ERISA . . . . . . . . . . . . . . . . . .  52
        10.15      Working Capital . . . . . . . . . . . . . . . . . . . . .  53
        10.16      Adjusted Net Worth  . . . . . . . . . . . . . . . . . . .  53
        10.17      Excess Availability . . . . . . . . . . . . . . . . . . .  53
        10.18      Costs and Expenses  . . . . . . . . . . . . . . . . . . .  53
        10.19      Further Assurances  . . . . . . . . . . . . . . . . . . .  54

   SECTION 11. EVENTS OF DEFAULT AND REMEDIES

        11.1       Events of Default   . . . . . . . . . . . . . . . . . . .  54
































                                       (ii)

        11.2       Remedies  . . . . . . . . . . . . . . . . . . . . . . . .  56

   SECTION 12. JURY TRIAL WAIVER; OTHER WAIVERS
                 AND CONSENTS; GOVERNING LAW

         12.1      Governing Law; Choice of Forum; Service of Process; Jury
                   Trial Waiver  . . . . . . . . . . . . . . . . . . . . . .  58
         12.2      Waiver of Notices   . . . . . . . . . . . . . . . . . . .  59
         12.3      Amendments and Waivers  . . . . . . . . . . . . . . . . .  60
         12.4      Waiver of Counterclaims   . . . . . . . . . . . . . . . .  60
         12.5      Indemnification   . . . . . . . . . . . . . . . . . . . .  60

   SECTION 13. THE AGENT

         13.1      Appointment, Powers and Immunities  . . . . . . . . . . .  60
         13.2      Reliance by Agent   . . . . . . . . . . . . . . . . . . .  61
         13.3      Events of Default   . . . . . . . . . . . . . . . . . . .  61
         13.4      Rights as a Lender  . . . . . . . . . . . . . . . . . . .  61
         13.5      Indemnification   . . . . . . . . . . . . . . . . . . . .  62
         13.6      Non-Reliance on Agent and Other Lenders   . . . . . . . .  62
         13.7      Failure to Act  . . . . . . . . . . . . . . . . . . . . .  62
         13.8      Resignation of Agent  . . . . . . . . . . . . . . . . . .  62
         13.9      Consents and Releases of Collateral under Financing
                   Agreements  . . . . . . . . . . . . . . . . . . . . . . .  63


   SECTION 14.  TERM OF AGREEMENT; MISCELLANEOUS

         14.1      Term  . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         14.2      Senior Indebtedness . . . . . . . . . . . . . . . . . . .  65
         14.3      Notices   . . . . . . . . . . . . . . . . . . . . . . . .  65
         14.4      Partial Invalidity  . . . . . . . . . . . . . . . . . . .  65
         14.5      Successors & Assigns  . . . . . . . . . . . . . . . . . .  65
         14.6      Assignments and Participations  . . . . . . . . . . . . .  66
         14.7      Confidentiality   . . . . . . . . . . . . . . . . . . . .  67
         14.8      Modification of Agreement   . . . . . . . . . . . . . . .  68
         14.9      Entire Agreement  . . . . . . . . . . . . . . . . . . . .  68










































                                       (iii)

                             INDEX TO
                      EXHIBITS AND SCHEDULES
                      ----------------------


              Exhibit A           Information Certificate

              Schedule 1.41       Senior Note Collateral

              Schedule 9.4        Existing Liens

              Schedule 9.8        Pension Plans

              Schedule 9.9        Environmental Matters
































































                                       (iv)

                  AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                  ------------------------------------------------


     This Amended and Restated Loan and Security Agreement dated August __, 1996 is entered into by and among CoreStates Bank, N.A., a national banking association ("CoreStates"), Congress Financial Corporation (Central), an Illinois corporation ("Congress", and together with CoreStates, each individually, a "Lender" and, collectively, "Lenders"), Congress as agent for Lenders (in such capacity, "Agent") and Haynes Corp., formerly known as
 Haynes International, Inc., a Delaware corporation ("Borrower").


                    W I T N E S S E T H :
                    - - - - - - - - - -


     WHEREAS, Borrower, then known as Haynes International, Inc., and Congress entered into certain financing arrangements pursuant to which Congress made loans and advances and provided other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated August 11, 1994, between Borrower and Congress and the other agreements, documents and instruments executed and/or delivered in connection therewith;

     WHEREAS, each Lender is willing to agree (severally and not jointly) to make loans and provide financial accommodations to Borrower on a pro rata basis
                                                                 --- ----
according to its Commitment (as defined below) and, in connection therewith, Congress has assigned or is about to assign all of its right, title and interest in and to the financing arrangements with Borrower to Agent and Lenders as set forth in the Assignment and Assumption Agreement, dated of even date herewith, between Congress, as assignor, and Agent and Lenders, as assignees, and Borrower has acknowledged and consented to such assignment pursuant to the Acknowledgment of Assignment, dated of even date herewith, by Borrower to Congress, Agent and Lenders;

     WHEREAS, Borrower has requested that the financing arrangements be amended to increase the Maximum Credit, decrease the interest rate payable by Borrower to Lenders, extend the term of the arrangements and be amended in other respects and Agent and Lenders are willing to agree to increase the Maximum Credit, decrease the interest rate, extend the term of the arrangements and agree to such other amendments, subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.   DEFINITIONS
             -----------

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrower, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The words "ratable" or "ratably" or words of similar import when used in this Agreement shall refer to a sharing or allocation based on the respective Pro Rata Shares (as defined below) of Lenders. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 12.3 or cured in a manner satisfactory to Agent as acknowledged by Agent to Borrower in writing. Any accounting term used herein unless otherwise defined in this Agreement shall have the meaning customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all of Borrower's now owned and hereafter acquired or arising accounts, contract rights related thereto, and any other rights to payment for the sale or lease of goods or rendition of services whether or not they have been earned by performance and including, all assets, however arising, which are due to Borrower from any affiliate of Borrower.

     1.2 "Adjusted Consolidated Interest Expense" shall mean, without duplication, for any period, as applied to any person, the sum of (a) the interest expense of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, including, without limitation, amortization of debt discount, the net cost under interest rate contracts (including amortization of discounts), the interest portion of any deferred payment obligation and accrued interest, plus (b) the interest component of obligations under Capital Leases paid, accrued and/or scheduled to be paid, or accrued by such person during such period, and all capitalized interest of such person and its consolidated Subsidiaries, in each case as determined in accordance with GAAP.

     1.3 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     1.4 "Adjusted Net Worth" shall mean as to any Person, at any time, calculated in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the sum of: (a) difference between: (i) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a last-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its Subsidiaries, including tax and other proper accruals plus (b) the principal amount of the indebtedness then outstanding evidenced by the Senior Notes.

     1.5 "Affiliate" shall mean with respect to any Person, (a) any other Person which, directly or indirectly, controls, is controlled by or is under common control with, such Person; (b) any other Person which beneficially owns or holds, directly or indirectly, five (5%) percent or more of any class of voting stock of such Person; or (c) any other Person, five (5%) percent or more of any class of the voting stock (or if such Person is not a corporation, five (5%) percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used herein, means the possession, directly or indirectly, of the power in any form to direct or cause the direction of the management and policies of the Person in question.

     1.6 "Agent" shall mean Congress in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

     1.7 "Asset Sale" shall mean any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of Borrower; (b) all or substantially all of the properties or assets of any division or line of business of Borrower or any of its Subsidiaries; or (c) any other properties or assets of Borrower or any of its Subsidiaries, other than in the ordinary course of business; provided, that, the sale of any material
                                 --------  ----
portion of the facilities of Borrower in Kokomo, Indiana, Arcadia, Louisiana or Openshaw, England shall be deemed to be not in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets that is governed by the provisions described under "Consolidation, Merger, Sale of Assets" of the Senior Note Indenture (as in effect on the date hereof) or that is of Borrower to any wholly-owned Subsidiary of Borrower, or of any Subsidiary of Borrower to Borrower or to any wholly-owned Subsidiary of Borrower or for which the fair market value of any transferred properties or assets is less than $1,000,000.

     1.8  "Assignee" shall have the meaning set forth in Section 14.6 hereof.

     1.9 "Assignment Agreement" shall mean the Assignment and Assumption Agreement, dated of even date herewith, by and among Congress as assignor and Agent and Lenders as assignees, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.10 "Availability Reserves" shall mean, as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, do or are reasonably likely to adversely affect either (i) the Collateral or any other property which is security for the Obligations or its value, or the security interests and other rights in the Collateral of Agent held for itself and the ratable benefit of Lenders (including the enforceability, perfection and priority thereof) or (ii) have a reasonable likelihood of adversely affecting the business or assets of Borrower or any Obligor or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or Agent determines in good faith has a reasonable likelihood of constituting an Event of Default, with notice or passage of time or both.

     1.11 "Borrower Debt Offering" shall mean the initial offering by Borrower to the public of the Senior Notes pursuant to the effective registration statement under the Securities Act originally filed by Borrower with the Securities and Exchange Commission on June 7, 1996, as amended to the time of effectiveness.

     1.12 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.13 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Agent are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.14 "Capital Leases" shall mean, as applied to any Person, any leases of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such person as lessee which, in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such person.

     1.15 "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership interests and any options or warrants with respect to any of the foregoing.

     1.16 "Change of Control" shall mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty (50%) percent of the total outstanding Voting Stock of Borrower; (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election to such board or whose nomination for election by the shareholders of the Borrower, was approved by a vote of sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; (c) Borrower consolidates with, or merges with or into, another person (other than Parent) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of Borrower is converted into or exchanged for cash, securities or other property, except for any such transaction where (i) the outstanding Voting
          ------
Stock of Borrower is converted into or exchanged for (A) Voting Stock of the surviving or transferee corporation (other than Capital Stock which by its terms or by the terms of any instrument related thereto is or upon the occurrence of any event or passage of time would be required to be redeemed prior to the stated maturity of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to such stated maturity or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof) or (B) cash, securities and other property in an amount which could be paid by Borrower as a dividend or other distribution to holders of any shares of Capital Stock of Borrower or payments on subordinated indebtedness or any investment permitted under the Senior Note Indenture and (ii) immediately after which no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty (50%) percent of the total Voting Stock of the surviving or transferee corporation; or (d) Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution (other than in a transaction which complies with the provisions of Article VIII of The Senior Note Indenture).

     1.17 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.18  "Collateral" shall have the meaning set forth in Section 6 hereof.

     1.19  "Commitment" shall have the meaning set forth in Section 3.5 hereof.

     1.20 "Commitment Percentage" shall mean, as to each Lender, the percentage of the Maximum Credit provided for hereunder represented by such Lender's Commitment. The Commitment Percentage of each Lender signing this Agreement is set forth on the signature pages hereto below each Lender's respective signature.

     1.21 "Congress" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its individual capacity and its successors and assigns.

     1.22 "Consolidated Income Tax Expense" shall mean, for any period, as applied to any person, the provision for Federal, State, local and foreign income taxes of such person and its consolidated Subsidiaries for such period as determined in accordance with GAAP.

     1.23 "Consolidated Net Income (Loss)" shall mean, for any period, as applied to any person, the consolidated net income (or loss) of such person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (a) all extraordinary gains or losses (less all fees and expenses relating thereto); (b) the portion of net income (or loss) of such person and its consolidated Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its consolidated Subsidiaries; (c) net income (or loss) of any person combined with Borrower or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination; (d) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (e) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; (f) the expenses recognized in connection with the payment of the prepayment premiums related to the redemption of the Existing Notes as required hereunder; (g) the expenses recognized in connection with the termination of and repayment of amounts outstanding under the Existing Congress Agreement; (h) the expenses recognized related to amortization of fees and other charges in connection with the acquisition of the Capital Stock of Borrower by MLGA Fund II, L.P. on August 31, 1989; (i) an amount equal to the excess of (A) the interest expense incurred on the Existing Notes during the period following the consummation of the Borrower Debt Offering and the Parent Equity Offering and prior to the Redemption Date over (B) the interest income earned on the proceeds from the Borrower Debt Offering and the Parent Equity Offering designated for the redemption of the Existing Notes during the same period; or (j) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by such Subsidiary of such income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its shareholders.

     1.24 "Consolidated Non-Cash Charges" shall mean, for any period, as applied to any person, the aggregate depreciation, amortization and other non-cash charges of such person and its consolidated Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge that requires an accrual or reserve for cash charges for any future period and all non-cash charges incurred in connection with the valuation of inventory on a last-in-first-out basis).

     1.25 "CoreStates" shall mean CoreStates Bank, N.A., a national banking association, and its successors and assigns.

     1.26 "Credit Facility" shall mean, collectively, the secured Loans and Letter of Credit Accommodations provided for hereunder or under the other Financing Agreements.

     1.27 "EBITDA" shall mean the sum of the Consolidated Net Income (Loss), Adjusted Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash Charges deducted in computing Consolidated Net Income
(Loss) in each case, for such period, of the Borrower and its Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

     1.28 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to satisfy the criteria set forth below as determined by Agent in good faith. In general, Accounts shall be Eligible Accounts if:

          (a)  such Accounts arise from the actual and bona fide sale and
                                                       ---- ----
delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (b) such Accounts are not unpaid more than sixty (60) days after the original due date thereof;

          (c) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;

          (d)  such Accounts comply with the terms and conditions contained in
Section 8.2(c) of this Agreement;

          (e) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (f) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Agent's option, up to $5,000,000 of otherwise Eligible Accounts where the chief executive offices of the account debtor(s) are located outside the United States, if: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Agent, or (ii) such Account is subject to credit insurance payable to Agent, for itself and the ratable benefit of Lenders, issued by an insurer and on terms and in an amount acceptable to Agent or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

          (g) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

          (h) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (except that to the extent the account debtor engages in transactions which may give rise to a right of setoff, the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owing by Borrower to such account debtor may be deemed Eligible Accounts);

          (i) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

          (j) such Accounts are subject to the first priority, valid and perfected security interest of Agent, for itself and the ratable benefit of Lenders and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (k) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an Affiliate of Borrower directly or indirectly, including, without limitation, CabVal, a New York general partnership or K.A.M. Specialties, Inc., a Florida corporation;

          (l) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner determined by Agent in good faith to be satisfactory;

          (m) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

          (n) such Accounts of a single account debtor or its affiliates do not constitute more than fifteen (15%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

          (o) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the original due date of the invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

          (p) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined in good faith by Agent from time to time based on the good faith determination by Agent of the financial condition of the account debtor and its ability to satisfy its obligations to Borrower (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts); and

          (q) such Accounts are owed by account debtors deemed creditworthy at all times by Agent, as determined by Agent in good faith.

General criteria for Eligible Accounts may be established and revised from time to time by Agent in good faith based on events, conditions, circumstances or risks which Agent in good faith determines are reasonably likely to affect the Accounts, the value of the Accounts or the security interests and other rights in the Accounts of Agent, for itself and the ratable benefit of Lenders, and for which no Availability Reserve has been established. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

      1.29 "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrower, raw materials for such finished goods and work-in-process and semi-finished goods which satisfy and continue to satisfy the criteria set forth below as determined by Agent in good faith. In general, Eligible Inventory shall not include (a) components which are not part of finished goods; (b) spare parts for equipment;
(c) packaging and shipping materials; (d) supplies used or consumed in Borrower's business; (e) Inventory at premises other than those owned and controlled by Borrower, except if Agent shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Agent, acknowledging the first priority security interest in the Inventory of Agent, for itself and the ratable benefit of Lenders, waiving security interests and claims by such person against the Inventory and permitting Agent access to, and the right to remain on, the premises so as to exercise the rights and remedies of Agent, for itself and the ratable benefit of Lenders, and otherwise deal with the Collateral; (f) Inventory subject to a security interest or lien in favor of any person other than Agent, for itself and the ratable benefit of Lenders, except those permitted in this Agreement; (g) bill and hold goods; (h) unserviceable, obsolete or slow moving Inventory; (i) Inventory which is not subject to the first priority, valid and perfected security interest of Agent, for itself and the ratable benefit of

Lenders; (j) returned, damaged and/or defective Inventory; or (k) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith based on events, conditions, circumstances or risks which Agent in good faith determines are reasonably likely to affect the Inventory, the value of the Inventory or the security interests and other rights in the Inventory of Agent, for itself and the ratable benefit of Lenders, and for which no Availability Reserve has been established. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

      1.30 "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrower's business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

      1.31 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

      1.32 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.33 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.34 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

      1.35 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (New York City time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

      1.36 "Excess Availability" shall mean the amount, as determined by Agent calculated at any time, equal to: (a) the Total Availability minus (b) the sum
                                                              -----
of:  (i) the amount of all then
outstanding and unpaid Obligations, plus (ii) the aggregate amount of all trade payables of Borrower which are more than ninety (90) days past due as of such time.

      1.37 "Excess Refinancing Proceeds Account" shall mean Account No. 5299047, established and maintained by Borrower at The First National Bank of Chicago, and shall include all notes, certificates of deposit, instruments, securities and other personal property, if any, representing from time to time the investment of the funds held in such account, and any proceeds thereof, to the extent such investments constitute investments permitted in Section 10.10(b) hereof.

      1.38 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.39 "Existing Congress Agreement" shall mean the Loan and Security Agreement, dated August 11, 1994, between Congress and Borrower and all amendments thereto, including, without limitation, Amendment No. 1 to Loan and Security Agreement, dated February 9, 1995, between Borrower and Congress and Amendment No. 2 to Loan and Security Agreement, dated February 12, 1996, between Borrower and Congress.

     1.40 "Existing Notes" shall mean collectively, the Existing Senior Notes and the Existing Subordinated Notes.

     1.41 "Existing Senior Note Collateral" shall mean, collectively, all of the property and assets pledged to the Senior Note Trustee by the Borrower pursuant to the "Collateral Documents" (as defined in the Senior Note Indenture) as set forth in Schedule 1.41 hereto.

     1.42 "Existing Senior Note Collateral Account" means account no. 92200803 maintained by Borrower with Society National Bank, Indiana.

     1.43 "Existing Senior Note Indenture" shall mean the Indenture, dated as of July 1, 1993, by and between the Existing Senior Note Trustee and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.44 "Existing Senior Note Trustee" shall mean Society National Bank, Indiana, a national banking association, in its capacity as trustee under the Existing Senior Note Indenture, and any successor trustee appointed pursuant to the terms of the Existing Senior Note Indenture.

     1.45 "Existing Senior Notes" shall mean collectively, the 11-1/4% Senior Notes due 1998, Series B, issued by Borrower in the aggregate principal amount of $50,000,000 pursuant to the Senior Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.46 "Existing Subordinated Note Indenture" shall mean the Indenture, dated as of August 31, 1989, among the Existing Subordinated Note Trustee and Haynes Acquisition Corporation, a Delaware corporation, as supplemented by a First Supplement to Indenture dated as of August 31, 1989 and a Second Supplement to Indenture, dated as of February 2, 1990, in each case between the Existing Subordinated Note Trustee and Borrower (for itself and as successor by merger to Haynes Acquisition Corporation), as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.47 "Existing Subordinated Notes" shall mean, collectively, the 13-1/2% Senior Subordinated Notes due 1999 issued by Borrower in the aggregate principal amount of $100,000,000 pursuant to the Subordinated Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.48 "Existing Subordinated Note Trustee" shall mean Shawmut Bank, as successor to The Connecticut National Bank, a national banking association, in its capacity as trustee under the Subordinated Note Indenture, and any successor trustee appointed pursuant to the terms of the Subordinated Note Indenture.

     1.49 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 11.1 hereof.

     1.50 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.51 "Foreign Subsidiary" shall mean a Subsidiary of Borrower that is organized under the laws of a jurisdiction outside of the United States of America or the District of Columbia and that has its principal place of business outside the United States of America.

     1.52 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 10.15 and 10.16 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Agent prior to the date hereof.

     1.53 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

     1.54 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Agent and Lenders in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.55 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of thirty (30) days, sixty (60) days, or ninety (90) days duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may
                                                   --------  ----
not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.56 "Interest Rate" shall mean, subject to Section 4.1 hereof, as to Prime Rate Loans, a rate of one-quarter (1/4%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of two and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, the Interest Rate shall mean the rate of two and one-
           --------  ----
quarter (2 1/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one-quarter (4 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Agent's option, without notice, (a) for the period (i) on and after the date of termination or non-renewal hereof and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower), or (ii) the date of the occurrence of any Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other act, condition or event is continuing as determined by Agent and (b) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 3 (whether or not such excess(es), arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default).

     1.57 "Inventory" shall mean all of Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, semi-finished goods, finished goods, returned and repossessed goods, and materials and supplies of any kind, nature or description which are or might be consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise and such other personal property, and all documents of title or other documents representing them.

     1.58 "LC Limit" shall mean (a) at all times prior to the Redemption Date, the amount equal to: (i) $10,000,000 minus (ii) the aggregate amount of the
                                      -----
indebtedness of Borrower and its Subsidiaries outstanding at such time in respect of surety bonds, reimbursement obligations in respect of standby letters of credit which are issued for purposes similar to those for which surety bonds are issued and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of Borrower or any Subsidiary of Borrower (but not including any such reimbursement obligations arising in connection with the Letter of Credit Accommodations) and (b) at all times on and after the Redemption Date, the amount equal to $10,000,000.

     1.59 "LC Loans" shall mean the loans now or hereafter made by Agent or any Lender to or for the benefit of Borrower at any time prior to the Redemption Date arising pursuant to payment made by Agent or any Lender to any beneficiary or issuer of any of the Letter of Credit Accommodations as set forth in Section
3.2 hereof.

     1.60 "Letter of Credit Accommodations" shall mean, with respect to the Credit Facility, the letters of credit or other guarantees which are from time to time either (a) issued or opened by Agent or any Lender for the account of Borrower or any Obligor or (b) with respect to which Agent or any Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer.

     1.61  "Loans" shall mean the Revolving Loans and the LC Loans.

     1.62  "Maximum Credit" shall mean the amount of $50,000,000, except, that,
                                                                  ------  ----
at all times prior to the Redemption Date, the term "Maximum Credit" shall mean $25,000,000.

     1.63 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.64 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Agent or any Lender and/or any of their affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender.

     1.65 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

     1.66 "Parent" shall mean Haynes International, Inc., formerly known as Haynes Holdings, Inc., a Delaware corporation, and its successors and assigns.

     1.67 "Parent Common Stock" shall mean the Capital Stock of Parent, consisting of its common stock, par value $0.01 per share.

     1.68 "Parent Equity Offering" shall mean the initial offering by Parent to the public of the Parent Common Stock pursuant to the effective registration statement under the Securities Act filed with the Securities and Exchange Commission on August ___, 1996, as amended.

     1.69 "Participant" shall have the meaning set forth in Section 14.6 hereof.

     1.70 "Payment Account" shall have the meaning set forth in Section 7.3 hereof.

     1.71 "Permitted Holders" shall mean MLGA Fund II, L.P., a Delaware limited partnership and its Affiliates.

     1.72 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.73 "Prime Rate" shall mean the rate from time to time publicly announced by CoreStates, or its successors, at its office in Philadelphia, Pennsylvania, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.74 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

     1.75 "Pro Rata Share" shall mean, with respect to each Lender, its proportionate share of the Loans and the risk under Letter of Credit Accommodations, based on its Commitment Percentage.

     1.76 "Receivables" shall mean the Accounts, together with: (a) all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; (b) proceeds of any letters of credit issued in connection with any Account and naming Borrower as beneficiary; (c) to the extent constituting proceeds of, related to or arising in connection with Accounts or Inventory, contract rights, chattel paper, instruments, notes, general intangibles and all forms of obligations owing to Borrower (and including obligations owing to Borrower by its Subsidiaries and Affiliates); (d) guarantees and other security for any of the foregoing and rights of stoppage in transit, replevin, and reclamation; and (e) other rights or remedies of an unpaid vendor, lienor or secured party.

     1.77 "Records" shall mean all of Borrower's present and future books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables and Inventory and other personal property referred to in Sections 6.1(a), 6.1(b), 6.1(c), 6.1(d) and Section 6.1(f) hereof.

     1.78 "Redemption Date" shall have the meaning set forth in Section 3.3 hereof.

     1.79 "Reference Bank" shall mean CoreStates, or such other bank as Agent may from time to time designate.

     1.80 "Required Lenders" shall mean, as of any date of determination thereof, Lenders holding more than fifty (50%) percent of the aggregate outstanding principal amount of Loans and outstanding Letter of Credit Accommodations, or, if there are no Loans or Letter of Credit Accommodations outstanding, then such term shall mean Lenders having aggregate Commitment Percentages of more than fifty (50%) percent.

     1.81  "Revolving Loan Limit" shall mean $20,000,000.

     1.82 "Revolving Loans" shall mean the loans now or hereafter made to or for the benefit of Borrower by Lenders or, at Agent's option, by Agent for the ratable account of Lenders, on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 3.1 hereof.

     1.83 "Sale and Leaseback Transaction" shall mean any transaction or series of related transactions pursuant to which Borrower or a Subsidiary of Borrower sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to Borrower or such Subsidiary.

     1.84 "Securities Act" shall mean the Securities Act of 1933, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder related thereto.

     1.85 "Senior Note Indenture" shall mean the Indenture, dated as of August __, 1996, by and between the Senior Note Trustee and Borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.86  "Senior Note Trustee" shall mean National City Bank, a
National Banking Association, in its capacity as trustee under the Senior Note Indenture, and any successor trustee appointed pursuant to the terms of the Senior Note Indenture.

     1.87 "Senior Notes" shall mean, collectively, the ___% Senior Notes due 2004, issued by Borrower in the aggregate principal amount of $100,000,000 pursuant to the Senior Note Indenture, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.88 "Subscription Agreement" shall mean the Stock Subscription Agreement, dated as of August 31, 1989, by and among Borrower, Parent and the persons named therein or added as a party thereto, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.89 "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

     1.90 "Total Availability" shall mean (a) at all times prior to the Redemption Date, the amount equal to: (i) the sum of (A) sixty (60%) percent of the Value of Eligible Inventory consisting of finished goods and raw materials for such finished goods plus (B) forty-five (45%) percent of the Value of Eligible Inventory consisting of work-in-process and semi-finished goods (the "WIP Amount") plus (C) eighty-five (85%) percent of the Net Amount of Eligible Accounts minus (ii) any Availability Reserves; provided, that, for purposes of
         -----                                 --------  ----
determining Total Availability at all times prior to the Redemption Date, at no time shall the WIP Amount exceed $10,000,000 and (b) at all times on and after the Redemption Date, the amount equal to: (i) the sum of (A)
eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus (B) sixty (60%) percent of the Value of Eligible Inventory consisting of finished goods and raw materials for such finished goods, plus (C) forty-five (45%) percent of the Value of Eligible Inventory consisting of work-in-process and semi-finished goods, minus (ii) any Availability Reserves.
       -----

     1.91 "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP or (b) market value.

     1.92 "Voting Stock" shall mean Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency.)

SECTION 2.   ACKNOWLEDGEMENT AND RESTATEMENT
             -------------------------------

      2.1  Existing Obligations.  Borrower hereby acknowledges, confirms and
           --------------------
agrees that Borrower is indebted to Lenders (as assignees of Congress pursuant to the Assignment Agreement) for Loans to Borrower under the Existing Congress Agreement, as of the close of business on August __, 1996, in the aggregate principal amount of $______________ and the aggregate amount of $_____________ in respect of Letter of Credit Accommodations, together with all interest accrued and accruing thereon (to the extent applicable), and all costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrower to Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

      2.2  Acknowledgement of Security Interest.  Borrower hereby acknowledges,
           ------------------------------------
confirms and agrees that (a) Agent, for itself and the ratable benefit of Lenders, has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent as assignee of Congress under the Assignment Agreement pursuant to the Existing Congress Agreement, as well as any Collateral granted hereunder or under the other Financing Agreements or otherwise granted to or held by Agent or any Lender, and (b) the liens and security interests of Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether directly to Agent or to Agent as assignee of Congress under the Assignment Agreement or otherwise.

      2.3  Existing Congress Agreement.  Borrower hereby acknowledges, confirms
           ---------------------------
and agrees that: (a) the Existing Congress Agreement has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof; (b) the agreements and obligations of Borrower contained in the Existing Congress Agreement constitute the legal, valid and binding obligations of Borrower enforceable against it in accordance with its terms and Borrower has no valid defense to the enforcement of such obligations; and (c) Agent and Lenders are entitled to all of the rights, remedies and benefits provided for in or arising pursuant to the Existing Congress Agreement.

      2.4  Restatement.
           -----------

          (a) Except as otherwise stated in Section 2.2 hereof and this Section 2.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Congress Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein or in the other Financing
                         ------ ----
Agreements shall impair or adversely affect the continuation of the liability of Borrower for the Obligations heretofore incurred and the security interests, liens and other interests in the Collateral heretofore granted, pledged and/or assigned by Borrower to Agent (whether directly to Agent or to Agent as assignee of Congress under the Assignment Agreement or otherwise).

          (b) The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the obligations, liabilities and indebtedness of Borrower evidenced by or arising under the Existing Congress Agreement, and the liens and security interests securing such other obligations, liabilities and indebtedness, which shall not in any manner be impaired, limited, terminated, waived or released.

          (c) All loans, advances and other financial accommodations under the Existing Congress Agreement and all other Obligations of Borrower to Congress outstanding and unpaid as of the date hereof pursuant to the Existing Congress Agreement or otherwise shall be deemed Obligations of Borrower pursuant to the terms hereof, and shall constitute and be deemed either Revolving Loans, Letter of Credit Accommodations or LC Loans to Borrower to the same extent and in the same amount as such Obligations were deemed to be under the Existing Congress Agreement.


SECTION 3.   CREDIT FACILITIES
             -----------------

      3.1  Loans.
           -----

          (a) Subject to, and upon the terms and conditions contained herein, each of Lenders severally (and not jointly) agrees to fund its Pro Rata Share of Revolving Loans to Borrower from time to time under the Credit Facility in amounts requested by Borrower up to:

              (i)   at all times prior to the Redemption Date, the lesser of:
                    (A) the amount equal to (1) the Total Availability minus (2) the outstanding Letter of Credit Accommodations and LC Loans or (B) the Revolving Loan Limit, and

             (ii) at all times on and after the Redemption Date, the lesser of: (A) the Total Availability or (B) the Maximum Credit.

          (b) Agent may, in its discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Agent determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased in any material respect, or
(C) the nature and quality of the Inventory has deteriorated in any material respect. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

          (c) Except in Agent's discretion, (i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit as then in effect and (ii) at all times prior to the Redemption Date, the aggregate amount of the Revolving Loans shall not exceed the Revolving Loan Limit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceeds the amounts available under the lending formulas, the LC Limit or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent and Lenders in that circumstance or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent, for the ratable benefit of Lenders, the entire amount of any such excess(es) for which payment is demanded.

      3.2  Letter of Credit Accommodations.
           -------------------------------

          (a) Subject to, and upon the terms and conditions contained herein, at the request of Borrower, pursuant to the Credit Facility, Agent agrees, for the ratable risk of each Lender, according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations in accordance with its customary procedures and practices for the account of Borrower containing terms and conditions acceptable to Agent and the issuer thereof up to: (i) at all times prior to the Redemption Date, the lesser of: (A) the amount equal to (1) the Total Availability minus (2) the outstanding Revolving Loans and (B) the LC
                   -----
Limit as then in effect, and (ii) at all times on and after the Redemption Date, the LC Limit as then in effect. All Letter of Credit Accommodations shall be for standby letters of credit which are issued for purposes similar to those for which surety bonds are issued and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of Borrower or any Subsidiary of Borrower. Any payments made by Agent or Lenders to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations prior to the Redemption Date shall constitute LC Loans to Borrower pursuant to this Section 3.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to one and three-quarters (1-3/4%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the amount equal to the Total Availability minus the then outstanding amount of the Loans, subject to the Maximum Credit and the LC Limit, is equal to or greater than one hundred (100%) percent of the face amount of the proposed Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, an Availability Reserve shall be established in an amount equal to one hundred (100%) percent of the face amount of such Letter of Credit Accommodation and all other commitments and obligations made or incurred by Agent or any Lender with respect thereto.

          (d) Except in Agent's discretion, the aggregate amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent and Lenders in connection therewith and the LC Loans shall not at any time exceed the LC Limit. At any time an Event of Default exists or has occurred, Agent may require Borrower to either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent, for itself and the ratable benefit of Lenders, for the Letter of Credit Accommodations, and in either case, the Loans otherwise available to Borrower shall not be reduced as provided in Section 3.2(c) to the extent of such cash collateral.

          (e) Borrower shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 3.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (f) Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower. Agent shall have the sole and exclusive right and authority to, and Borrower shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times,
(A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in Borrower's name.

          (g) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Agent and Lenders. Any duties or obligations undertaken by Agent and Lenders to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent or any Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Agent or the applicable Lender(s) and to apply in all respects to Borrower.

     3.3  Increase in Maximum Credit.  The Maximum Credit shall increase from
          --------------------------
$25,000,000 to $50,000,000 on the date of the redemption by Borrower of the Existing Notes (the "Redemption Date"), provided that each of the following conditions is satisfied in a manner reasonably satisfactory to Agent:

          (a) the Existing Notes shall be redeemed on the date set forth in the written notices of redemption given on the date hereof to the holders of the Existing Notes in accordance with the applicable provisions of the Existing Senior Note Indenture and the Existing Subordinated Note Indenture:


          (b) the initial Loans to Borrower on the Redemption Date shall be used to pay the amount required to be paid by Borrower to redeem the Existing Notes as provided for herein, after all of the net cash proceeds received by Borrower from the Borrower Debt Offering and the cash capital contribution received by Borrower from Parent with the proceeds of the Parent Equity Offering have been used to redeem the Existing Notes:

          (c) Agent shall have received evidence, in form and substance reasonably satisfactory to Agent, that on the Redemption Date, the sum of (i) the then remaining proceeds of the net cash proceeds received by Borrower from the Borrower Debt Offering and the cash capital contribution received by Borrower on the date hereof from Parent with the net cash proceeds received by Parent from the Parent Equity Offering together with any interest or dividends thereon (all of which shall be available without restriction or condition for payment to the holders of the Existing Notes) plus (ii) the amount equal to (A) the Excess Availability as of such date minus (B) $ _______, is equal to or greater than the amount required to pay in full all principal, interest, premiums and any other amounts required to be paid to redeem the Existing Notes in accordance with the applicable provisions of the Existing Senior Note Indenture and the Existing Subordinated Note Indenture; and

          (d) no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred.

      3.4  Availability Reserves.  All Loans otherwise available to Borrower
           ---------------------
pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Agent's continuing right to establish and revise Availability Reserves as provided in this Agreement.

      3.5  Commitments.  The aggregate amount of each Lender's share of the
           -----------
Loans and Letter of Credit Accommodations shall not exceed the amount set forth below such Lender's signature on the signature pages hereto, as the same may from time to time be amended with the written acknowledgment of Agent. Such amount for each Lender is referred to herein as such Lender's "Commitment".

SECTION 4.   INTEREST AND FEES
             -----------------

      4.1  Interest.
           --------

          (a) Borrower shall pay to Agent, for the ratable benefit of Lenders, interest on the outstanding principal amount of the non-contingent Obligations at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

          (b) Borrower may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with
- --------  ----
notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Agent and specified by Agent to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to seventy-five (75%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent (but with no obligation of Agent and Lenders to make such Revolving Loans) and (vii) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent, Lenders and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lenders and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that (i) an Event of Default or an act, condition or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) Loans then available to Borrower under Section 3 hereof. Borrower shall pay to Agent, for itself and the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, Lenders, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be payable by Borrower to Agent, for itself and the ratable benefit of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Agent, for itself and the ratable benefit of Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

          (e) In the event that the EBITDA of Borrower for any four (4) consecutive fiscal quarters (treated as a single accounting period) ending on or after September 30, 1996 calculated based on the financial statements of Borrower for such period which are delivered to Agent in accordance with Section
9.6 hereof is greater than $34,000,000 (which as to the four (4) consecutive fiscal quarters ending September 30, 1996 shall be calculated based on the drafts of the audited financial statements to be provided by Borrower to Agent), then effective as of the first day of the month after the date of the receipt by Agent of such financial statements the Interest Rate based on the Prime Rate and the Adjusted Eurodollar Rate shall each be reduced by one-quarter of one (1/4%) percent per annum (except such reduction shall be effective as of the end of the applicable Interest Period as to any then outstanding Eurodollar Rate Loans) and for so long thereafter as the EBITDA of Borrower shall be greater than $34,000,000 for the immediately preceding four (4) consecutive quarters (treated as a single accounting period). In the event that the EBITDA of Borrower for any four (4) consecutive fiscal quarters of Borrower shall thereafter be less than or equal to $34,000,000, the Interest Rate shall increase to the percentages set forth in Section 1.56 hereof effective as of the first day of the month after the date of receipt by Agent of the financial statements of Borrower as described above until such time (if ever) as the EBITDA of Borrower for any four (4) consecutive fiscal quarters (treated as a single accounting period) again exceeds $34,000,000 calculated based on the financial statements of Borrower for such period.

      4.2  Closing Fee.  Borrower shall pay to Agent, for the benefit of
           -----------
Lenders, as a closing fee the amount of $375,000, which shall be fully earned as of and payable on the date hereof.

      4.3  Servicing Fee.  Borrower shall pay to Agent, for its own account,
           -------------
monthly a servicing fee in an amount equal to $3,000 in respect of Agent's services for each month (or part thereof) during the term of the Credit Facility and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

      4.4  Unused Line Fee.  Borrower shall pay to Agent, for the benefit of
           ---------------
Lenders, monthly an unused line fee at all times prior to the Redemption Date, at a rate equal to three-eighths of one (3/8%) percent per annum calculated upon the amount by which the Maximum Credit (as then in effect) exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) and at all times on and after the Redemption Date, at a rate equal to three-eighths of one (3/8%) percent per annum calculated on the amount by which $40,000,000 exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof), in each case while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

      4.5  Changes in Laws and Increased Costs of Loans.
           --------------------------------------------

          (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Agent, any Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to Agent, any Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Agent to be material, or (C) reduce the amounts received or receivable by Agent in respect thereof, by an amount deemed by Agent to be material or (ii) the cost to Agent, any Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent to be material. Borrower shall pay to Agent, for itself and the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, any Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent setting forth the basis for the determination of such amount necessary to compensate Agent as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

          (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent, other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
7.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Agent upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate Agent, any Lender, the Reference Bank or any Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.


SECTION 5.  CONDITIONS PRECEDENT
            --------------------

     5.1  Conditions Precedent to Initial Loans and Letter of Credit
          ----------------------------------------------------------
Accommodations. Each of the following is a condition precedent to Lenders (or
- --------------
Agent on behalf of Lenders) making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a) Agent shall have received evidence, in form and substance satisfactory to Agent, that (i) Borrower has validly issued and sold the Senior Notes pursuant to the Borrower Debt Offering and the transactions contemplated in connection with such offering have been consummated in compliance with all applicable laws and regulations and all necessary consents and approvals in connection therewith have been obtained and are in full force and effect,
(ii) the Senior Notes and all agreements, documents and instruments relating thereto have been duly authorized, executed and delivered by the parties thereto and (iii) Borrower has received from or on behalf of the holders of the Senior Notes cash or other immediately available funds in the aggregate amount of not less than approximately $___________ constituting the net cash proceeds after transaction costs of the issuance of the Senior Notes pursuant to the Borrower Debt Offering, and (iv) such net cash proceeds have been deposited in account no. _____________ of Borrower at __________________ and such amounts are held in such account free and clear of any right of setoff, lien, claim, security interest or other encumbrance and there are no restrictions, limitations or conditions on the right of Borrower to withdraw or use such funds, except as otherwise provided herein;

        (b) Agent shall have received evidence, in form and substance satisfactory to Agent, that (i) Parent has duly and validly issued and sold the Parent Common Stock pursuant to the Parent Equity Offering and the transactions contemplated in connection with such offering have been consummated in compliance with all applicable laws and regulations and all necessary consents and approvals in connection therewith have been obtained and are in full force and effect and (ii) Parent has received from or on behalf of the purchasers of the Parent Common Stock pursuant to the Parent Equity Offering cash or other immediately available funds in the aggregate amount of not less than approximately $___________, constituting the net cash proceeds after transaction costs of the issuance and sale of the Parent Common Stock pursuant to the Parent Equity Offering;

          (c) Agent shall have received evidence, in form and substance satisfactory to Agent, that (i) Parent has made a cash equity capital contribution to Borrower, and Borrower has received cash or other immediately available funds from Parent pursuant to such contribution, in an amount not less than $____________, which contribution has been made in compliance with all applicable laws and regulations and all necessary consents and approvals in connection therewith have been obtained and are in full force and effect,
(ii) such cash equity capital contribution has been made by Parent with the net cash proceeds received by Parent from or on behalf of the purchasers of Parent Common Stock pursuant to the Parent Equity Offering and (iii) the proceeds from such cash equity capital contribution have been deposited in account no. ___________________ of Borrower at _________________ and such amounts are held in such account free and clear of any right of setoff, lien, claim, security interest or other encumbrance and there are no restrictions, limitations or conditions on the right of Borrower to withdraw or use such funds, except as otherwise provided herein;

          (d) Agent shall have received evidence, in form and substance satisfactory to Agent, that (i) Borrower has on or before the date hereof notified the Existing Senior Note Trustee and the Existing Subordinated Note Trustee of the redemption date for all of the Existing Senior Notes and all of the Existing Subordinated Notes, in accordance with the terms of the Existing

Senior Note Indenture and the Existing Subordinated Note Indenture, respectively, which redemption date is no later than September ____, 1996 and
(ii) Borrower has on or before the date hereof mailed or caused to be mailed a notice of redemption to each holder of the Existing Senior Notes and the Existing Subordinated Notes in the form and as otherwise required by the Existing Senior Note Indenture and the Existing Subordinated Note Indenture, respectively which notice of redemption states that the redemption date is no later than September __, 1996;

          (e) Agent shall have received the Assignment Agreement, duly authorized, executed and delivered by the parties thereto;

          (f) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (g) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor in any material respect to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or Lenders to enforce the Obligations or realize upon the Collateral;

          (h) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrower, the results of which shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

          (i) Agent shall have received, in form and substance satisfactory to Agent and Lenders, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgements by lessors, processors, mortgagees and warehousemen of the security interests of Agent in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Agent access to, and the right to remain on, the premises to exercise the rights and remedies of Agent and Lenders and otherwise deal with the Collateral;

          (j) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent and Lenders, and certificates of insurance policies and/or endorsements naming Agent, for itself and the ratable benefit of Lenders, as loss payee;

          (k) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrower with respect to the redemption of the Existing Notes, the Parent Equity Offering, the Borrower Debt Offering, the Financing Agreements and such other matters as Agent may request; and

          (l) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent and Lenders in form and substance satisfactory to Agent.

      5.2  Conditions Precedent to All Loans and Letter of Credit
           ------------------------------------------------------
Accommodations.  Each of the following is an additional condition precedent to
- --------------
Lenders (or Agent on behalf of Lenders) making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

          (b) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 6.   GRANT OF SECURITY INTEREST
             --------------------------

      6.1 To secure payment and performance of all Obligations, Borrower hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, and also confirms, reaffirms and restates its prior grant to Agent, for itself and the ratable benefit of Lenders, as assignee of Congress under the Assignment Agreement, of a continuing security interest in, a lien upon, and a right of setoff against, in each case as security, the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

          (a)  all Receivables;

          (b)  all Inventory;

          (c) all monies, securities and other personal property, now or hereafter held or received by, or in transit to, Agent, any Lender or any of their Affiliates or a bailee of Agent, any Lender or any of their Affiliates from or for Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of Borrower's deposit accounts, credits and balances with Agent, any Lender or any of their Affiliates at any time existing;

          (d) all of Borrower's deposit accounts (other than the Senior Note Collateral Account and the Excess Refinancing Proceeds Account prior to the Redemption Date) with any financial institutions with which Borrower maintains deposits;

          (e)  all Records; and

          (f) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any of the foregoing, all proceeds of insurance, and all money and other personal property obtained as a result of any claims against third parties or any legal action or proceeding with respect to any of the foregoing.

      6.2 Notwithstanding anything contained herein to the contrary, at all times prior to the Redemption Date the Collateral shall not include the following: (a) the Senior Note Collateral Account and (b) the Excess Refinancing Proceeds Account and the amounts on deposit therein on the date hereof, constituting certain of the proceeds from the loans to Borrower under the Credit Agreement, dated as of August 31, 1989, by and among Borrower, certain financial institutions identified therein and Bank of America National Trust and Savings Association, as agent for such financial institutions and earnings thereon and all notes, certificates of deposit, instruments, securities and other personal property, if any, representing from time to time the investment of the funds held in such account, and any proceeds thereof, to the extent such investments constitute investments permitted under Section 10.10(b) hereof. The limitation contained in this Section 6.2 shall automatically and without further action by the parties hereto terminate on the Redemption Date. As of the Redemption Date, Agent shall be deemed to have been granted a continuing security interest in, a lien upon and a right of setoff against the assets and property of Borrower described in this Section 6.2 and such assets and property shall constitute part of the Collateral.


SECTION 7.   COLLECTION AND ADMINISTRATION
             -----------------------------

      7.1  Borrower's Loan Account.  Agent shall maintain one or more loan
           -----------------------
account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

      7.2  Statements.  Agent shall render to Borrower each month a statement
           ----------
setting forth the balance in Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Agent. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent by Borrower to Agent and Lenders.

      7.3  Collection of Accounts.
           ----------------------

          (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Accounts and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent and Lenders according to their interests hereunder, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent as Agent may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent, whether on the Accounts or as proceeds of Inventory or other Collateral shall be the property of Agent and Lenders according to their interests hereunder.

          (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account. For purposes of calculating the amount of the Loans available to Borrower such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent in the Payment Account, if such payments are received within sufficient time (in accordance with Agent's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next Business Day.

          (c) Borrower and all of its shareholders, directors, employees, agents, subsidiaries and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent and Lenders according to their interests hereunder, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Agent and Lenders on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent or Lenders' payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Agent and Lenders for such amounts pursuant to this Section 7.3 shall survive the termination or non-renewal of this Agreement.

      7.4  Payments.  All Obligations shall be payable to the Payment Account as
           --------
provided in Section 7.3 or such other place as Agent may designate from time to time. Agent may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Agent determines.

Borrower shall make all payments in respect of the Obligations as set forth in Sections 10.9(f)(iv) hereof. At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Agent on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrower shall be liable to pay to Agent and each Lender, and does hereby indemnify and hold Agent and each Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 7.4 shall remain effective notwithstanding any contrary action which may be taken by Agent in reliance upon such payment or proceeds. This Section 7.4 shall survive the payment of the Obligations and the termination or non-renewal of this
Agreement.

      7.5  Sharing of Payments, Etc.
           ------------------------

          (a) Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or a Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 13.3(b) hereof), to offset balances held by it for the account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the
- --------  ----
validity thereof.

          (b) If any Lender (including Agent) shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Financing Agreement through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more of its Pro Rata Share of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares. Amounts received by Agent under this Section 7.5(b) hereof shall be treated as a payment received from Borrower under Section 7.5(b) hereof. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with this Section 7.5, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 7.5 applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 7.5 to share in the benefits of any recovery on such secured claim.

      7.6  Authorization to Make Loans.  Agent is authorized to make the Loans
           ---------------------------
and provide the Letter of Credit Accommodations, for the account and risk of Lenders, based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. If a beneficiary draws under any of the Letter of Credit Accommodations, Agent, for the account and risk of Lenders, is authorized to make an LC Loan to Borrower in an amount equal to the amount drawn under such Letter of Credit Accommodation and to pay the proceeds of such LC Loan to the beneficiary of such Letter of Credit Accommodation or to the issuer of such Letter of Credit Accommodation in satisfaction of such draw. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance Loan to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan or Letter of Credit Accommodation, as the case may be. Requests received after 11:00 a.m. Chicago time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

      7.7  Settlement Procedures.
           ---------------------

          (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent shall, subject to the terms of the Section 7.7 below, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without any requirement of prior notice to Lenders of the proposed Loans.

          (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section 7.7, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 P.M. (Chicago time) on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any
                        --------  ----
time or from time to time to make the above described adjustments at intervals more frequent than weekly. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 Noon (Chicago time) then such Lender shall make the settlement transfer described in this Section by no later than 2:00 P.M. (Chicago time) on the day such summary statement was sent, and if such summary statement is sent by Agent and received by a Lender after 12:00 Noon (Chicago time), such Lender shall make such settlement transfer by no later than 2:00 P.M. (Chicago time) on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase; alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent.
Each of Agent and Lenders agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations.

          (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section 7.7. In lieu of weekly or more frequent settlements, Agent may at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower.

          (d) Because Agent, on behalf of Lenders, may be advancing or may be repaid Loans prior to the time when Lenders will actually advance or be repaid Loans, interest and fees with respect to the outstanding Loans shall be allocated by Agent to each Lender (including Agent), and the amount of each Lender's (including Agent's) Pro Rata Share shall be computed daily, in accordance with the amount of the outstanding Loans actually advances by and repaid to each Lender (including Agent) on each day during each Settlement Period and shall accrue from and including the date such Loans are advanced by Agent to but excluding the date such Loans are repaid by Borrower in accordance with the terms of this Agreement or actually settled by the applicable Lender as described in this Section 7.7. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Financing Agreements, Agent will pay to such Lender, by wire transfer to such Lender not later than 12:00 noon (Chicago time) on or about the tenth (10th) day of each month, such Lender's Pro Rata Share of interest and fees actually received and collected from Borrower for the benefit of Lenders.

          (e) Nothing in this Section 7.7 or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

      7.8  Use of Proceeds.  The initial Loans hereunder shall arise pursuant to
           ---------------
the assignment by Congress to Agent and Lenders of the loans outstanding under the existing financing arrangements of Borrower with Congress as set forth in the Assignment Agreement. All other Loans made or Letter of Credit Accommodations provided by Agent or Lenders to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof, except, that, on the Redemption Date, after all of the
                     ------  ----
net cash proceeds received by Borrower from the Borrower Debt Offering and the cash capital contribution received by Borrower from Parent with the proceeds of the Parent Equity Offering have been used to redeem the Existing Notes as provided for herein, certain of the proceeds of the Loans may be used to pay the amounts required to be paid by Borrower to redeem the Existing Notes as provided for herein not to exceed $____________. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation of the Board of Governors of the Federal Reserve System, as amended.


SECTION 8.   COLLATERAL REPORTING AND COVENANTS
             ----------------------------------

      8.1  Collateral Reporting.  Borrower shall provide Agent with the
           --------------------
following documents in a form satisfactory to Agent: (a) on a regular basis as required by Agent, a schedule of Accounts; (b) on a monthly basis or more frequently as Agent may request, (i) perpetual inventory reports, (ii) inventory reports by category and (iii) agings of accounts payable, (c) upon Agent's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory acquired by Borrower; (d) agings of accounts receivable on a monthly basis or more frequently as Agent may request; and (e) such other reports as to the Collateral as Agent shall request from time to time. If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

      8.2  Accounts Covenants.
           ------------------

          (a) Borrower shall notify Agent promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor obtained by Borrower pursuant to the diligent exercise by Borrower of its credit procedures in accordance with past practices and (iii) any event or circumstance which, to Borrower's knowledge, would cause the Account not to satisfy the criteria for Eligible Accounts set forth herein. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed in writing to Agent. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) Borrower shall promptly report to Agent any return of Inventory by an account debtor. At any time that Inventory is returned, reclaimed or repossessed, the related Account shall not be deemed an Eligible Account to the extent of the portion of the Account which relates to the sale by Borrower to the account debtor of the returned, reclaimed or repossessed Inventory. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Agent's request, (i) hold the returned Inventory in trust for Agent, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Agent's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

          (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal law or regulation, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (e) Borrower shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Borrower, all chattel paper and instruments which Borrower now owns or may at any time acquire as a payment on or with respect to any Account immediately upon Borrower's receipt thereof, except as Agent may otherwise agree.

          (f) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Agent and that Agent has a security interest therein, for itself and the ratable benefit of Lenders, and Agent may direct any or all accounts debtors to make payment of Accounts directly to Agent, for itself and the ratable benefit of Lenders, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations,
(iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and neither Agent nor any Lender shall be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its and Lenders' interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent, for itself and the ratable benefit of Lenders, and are payable directly and only to Agent, for itself and the ratable benefit of Lenders, and Borrower shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

      8.3  Inventory Covenants.  With respect to the Inventory: (a) Borrower
           -------------------
shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Agent's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent or upon which Agent is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (h) Borrower shall keep the Inventory in good and marketable condition; and (i) Borrower shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval, except,
                                                                      ------
that, Borrower may acquire or accept Inventory on consignment; provided, that,
- ----                                                           --------  ----
each of the following conditions is satisfied: (i) the aggregate value of such Inventory shall not exceed $4,000,000 at any time, (ii) the consignor of such Inventory shall not have any claim or interest in any Receivables, (iii) all of such consigned Inventory shall, at all times, be reported to Agent as consigned Inventory (and not included in any reports as Inventory of Borrower), and (iv) such consigned Inventory shall, at all times, be conspicuously labelled or otherwise marked as "consigned" Inventory and shall be physically separated from Inventory owned by Borrower in designated segregated areas of Borrower's facilities used solely for the purpose of storing such consigned Inventory.

      8.4  Equipment Covenants.  With respect to the Equipment: (a) Borrower
           -------------------
shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrower shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; and (d) Borrower assumes all responsibility and liability arising from the use of the Equipment.

      8.5  Power of Attorney.  Borrower hereby irrevocably designates and
           -----------------
appoints Agent (and all persons designated by Agent) as Borrower's true and lawful attorney-in-fact, and authorizes Agent, in Borrower's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing
(i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise,
(iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account,
(vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent (after two (2) days prior written notice to Borrower), and open and dispose of all mail addressed to Borrower, and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time for the purpose of exercising its rights hereunder, under the other Financing Agreements and under applicable law, as determined in good faith by Agent (including, without limitation, the handling and monitoring of the Collateral and proceeds of the Collateral, exercising its remedies hereunder, under the other Financing Agreements and applicable law, and protecting its rights in the Collateral): (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Borrower's mail is deposited, (iii) endorse Borrower's name upon any items of payment or proceeds thereof with respect to the Collateral and deposit the same in the Agent's account for application to the Obligations, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in Borrower's name and file any UCC financing statements or amendments thereto. Borrower hereby releases Agent and each Lender and their officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      8.6  Right to Cure.  Agent may, at its option, (a) cure any default by
           -------------
Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      8.7  Access to Premises.  From time to time as requested by Agent, at the
           ------------------
cost and expense of Borrower, (a) Agent or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and (b) Borrower shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and (c) use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.


SECTION 9.   REPRESENTATIONS AND WARRANTIES
             ------------------------------

      Borrower hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrower hereunder:

      9.1  Corporate Existence, Power and Authority; Subsidiaries.  Borrower is
           ------------------------------------------------------
a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Agent or any Lender, in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms. Borrower does not have any Subsidiaries except as set forth on the Information Certificate.

      9.2  Financial Statements; No Material Adverse Change.  All financial
           ------------------------------------------------
statements relating to Borrower which have been or may hereafter be delivered by Borrower to Agent or Lenders have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Agent and Lenders prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Agent and Lenders prior to the date of this Agreement.

      9.3  Chief Executive Office; Collateral Locations.  The chief executive
           --------------------------------------------
office of Borrower and Borrower's Records concerning Accounts are located only at the address set forth below and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 10.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof and to the best of Borrower's knowledge, the holders of any mortgages on such locations.

      9.4  Priority of Liens; Title to Properties.  The security interests and
           --------------------------------------
liens granted to Agent, for itself and the ratable benefit of Lenders, under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 9.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent, for itself and the ratable benefit of Lenders, and such others as are specifically listed on Schedule 9.4 hereto or permitted under Section 10.8 hereof.

      9.5  Tax Returns.  Borrower has filed, or caused to be filed, in a timely
           -----------
manner all tax returns, reports and declarations which are required to be filed by it (without requests for extensions of Federal, State or local income taxes except as previously disclosed in writing to Agent). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      9.6  Litigation.  Except as set forth on the Information Certificate,
           ----------
there is no present investigation by any governmental agency pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair the ability of Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce any Obligations or realize upon any Collateral.

      9.7  Compliance with Other Agreements and Applicable Laws.  Borrower is
           ----------------------------------------------------
not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Borrower is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

      9.8  Employee Benefits.
           -----------------

          (a) Borrower has not engaged in any transaction in connection with which Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in
Section 9.8(c) hereof and any deficiency with respect to vested accrued benefits described in Section 9.8(d) hereof.

          (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrower to be incurred with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee benefit plan of Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) As of the last day of the most recent fiscal year of such plan, full payment has been made of all amounts which Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan , and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 9.8(a) hereof and any deficiency with respect to vested accrued benefits described in
Section 9.8(d) hereof.

          (d) As of the last day of the most recent fiscal year of such plan, the current value of all vested accrued benefits under all employee benefit plans maintained by Borrower that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 9.8(a) hereof and any accumulated funding deficiency described in Section 9.8(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

          (e) Neither Borrower nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA, except as set forth on Schedule 9.8 hereof.

      9.9  Environmental Compliance.
           ------------------------

          (a) Except as set forth on Schedule 9.9 hereto, Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) Except as set forth on Schedule 9.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials.

          (c) Borrower has no material liability (contingent or otherwise) in connection with a release, spill or discharge, actual or to the best of Borrower's knowledge threatened, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Borrower has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     9.10  Capitalization; Senior Notes; Parent Equity Offering.
           ----------------------------------------------------

          (a) All of the issued and outstanding shares of Capital Stock of Borrower are directly and beneficially owned and held as of the date hereof by Parent and have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind. As of the date hereof, _______ (___%) percent of all of the issued and outstanding shares of Capital Stock of Parent are directly and beneficially owned and held by MLGA Fund II, L.P.

          (b) The Senior Notes have been duly authorized, issued and delivered by Borrower and all agreements, documents and instruments related thereto, including, but not limited to, the Senior Note Indenture, have been duly authorized, executed and delivered and the transactions contemplated thereunder performed in accordance with their terms by the respective parties thereto in all material respects, including the fulfillment (not merely the waiver except as disclosed in writing to Agent) of all conditions precedent set forth therein. All actions and proceedings required by the Senior Notes and the agreements, documents and instruments related thereto, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated.

          (c) The execution and delivery of the Senior Notes, the Senior Note Indenture and any of the instruments and documents to be delivered pursuant thereto, and the consummation of the transactions therein contemplated, and compliance with the provisions thereof, does not violate and will not violate any law or regulation or any order or decree of any court or governmental instrumentality in any material respect or does or will conflict with or result in the breach of, or constitute a default in any material respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Borrower or any of its Affiliates is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower (except as specifically contemplated or permitted hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-
Laws of Borrower or any of its Affiliates.

          (d) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the issuance of the Senior Notes and the transactions described therein and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the Senior Notes, the Senior Note Indenture or the transactions described therein. Borrower has delivered, or caused to be delivered, to Agent, true, correct and complete copies of the Senior Note Indenture, the Senior Notes and all other agreements, documents and instruments existing as of the date hereof relating thereto.

          (e) The Parent Common Stock issued and sold by Parent pursuant to the Parent Equity Offering has been duly authorized, issued and delivered by Parent and all agreements, documents and instruments related to the Parent Equity Offering have been duly authorized, executed and delivered and the transactions contemplated thereunder performed in accordance with their terms by the respective parties thereto in all material respects, including the fulfillment (not merely the waiver except as disclosed in writing to Agent) of all conditions precedent set forth therein. All actions and proceedings required for the Parent Equity Offering under the agreements, documents and instruments related thereto or applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated.

          (f) The issuance and sale of the Parent Common Stock pursuant to the Parent Equity Offering and the consummation of the transactions contemplated in connection therewith does not violate and will not violate any law or regulation or any order or decree of any court or governmental instrumentality in any material respect or does or will conflict with or result in the breach of, or constitute default in any material respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Parent, Borrower or any of their Affiliates is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrower (except as specifically contemplated or permitted hereunder or under the other Financing Agreements) or violate any provision of the Certificate of Incorporation or By-Laws of Borrower, Parent or any of their Affiliates.

          (g) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the sale and issuance of the Parent Common Stock pursuant to the Parent Equity Offering and the transactions described therein and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the sale and issuance of the Parent Common Stock pursuant to the Parent Equity Offering. Borrower has delivered, or caused to be delivered, the Agent, true, correct and complete copies of the registration statement with respect to the Parent Equity Offering and all other agreements, documents and instruments existing as of the date hereof relating thereto.

          (h) Parent has made a cash equity capital contribution to Borrower as of the date hereof in the amount of $__________, with the net cash proceeds received by Parent from the issuance and sale of the Parent Common Stock pursuant to the Parent Equity Offering. Such capital contribution has been duly authorized and all actions and proceedings required under applicable law or regulation in connection therewith have been taken and all necessary consents or approvals have been obtained and are in full force and effect. Such capital contribution does not violate and will not violate any law or regulation or any order or decree of any court or governmental instrumentality in any material respect or does or will conflict with no result in the breach of, or constitute a default in any material respect under, any indenture, mortgage, deed of trust, agreement or instrument to which Parent or any of its Affiliates is a party or may be bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any of the property of

Borrower (specifically contemplated or permitted hereunder or under the other Financing Agreement) or violate any provision of the Certificate of Incorporation or By-Laws of Parent or any of its Affiliates.


          (i) All net cash proceeds from the Borrower Debt Offering and proceeds from the capital contribution by Parent to Borrower with the net cash proceeds of the Parent Equity Offering are held in account no. ______________ at _________________. All of such proceeds are directly, legally and beneficially owned by Borrower, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description whatsoever. The proceeds are not subject to any restrictions or conditions relative to the transfer or use thereof (except as provided for herein) and Borrower has the right to transfer and deliver such amounts, free and clear of any liens, encumbrances, restrictions or conditions. The proceeds are not subject to setoff, counterclaim, defense, allowance or adjustment or to dispute, objection or complaint.

          (j) Borrower is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Agent and the other transactions contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower at a fair valuation and at their present fair salable value are, and will be, greater than the indebtedness of Borrower, including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

     9.11  Redemption of Existing Notes.
           ----------------------------

          (a) As of the date hereof, Borrower has notified the Existing Senior Note Trustee and the Existing Subordinated Note Trustee of the redemption date for each of the Existing Senior Notes and the Existing Subordinated Notes, respectively, and that all of the principal amount of the Existing Notes are to be redeemed and such notice has been given in the form of the officer's certificate and as otherwise required under the terms of the Existing Senior
Note Indenture and Existing Subordinated Note Indenture, respectively. The Existing Senior Note Trustee and the Existing Subordinated Note Trustee have each agreed that the receipt of such notice by each of them as of the date hereof is satisfactory notice to have the Existing Notes redeemed on the date which is thirty (30) days after the date hereof.

          (b) As of the date hereof, Borrower has mailed or cause to be mailed a notice of redemption to each holder of the Existing Notes, which notice identifies the notes to be redeemed, the redemption date and otherwise complies with the requirements of Section 3.03 of the Existing Senior Notes Indenture and
Section 3.03 of the Existing Subordinated Note Indenture. The redemption date set forth in such notice is September ___, 1996. As of the date hereof, Borrower has segregated and holds in trust money which when added to the Loans anticipated by Borrower to be available hereunder to be used for such purpose (not to exceed $___________) will be sufficient to pay the redemption price of and accrued interest and premiums on all of the Existing Notes on the Redemption Date. The portion of such money which will not be borrowed hereunder is held in account no. _______________ at _________________ until such time as it shall be paid to each holder of the Existing Notes.

          (c) The redemption of the Existing Notes has been duly authorized by Borrower. All actions and proceedings required by the Existing Senior Note Indenture and the Existing

Subordinated Note Indenture and the agreements, documents and instruments related thereto, and applicable law or regulation, for the redemption of the Existing Notes on the date which is thirty (30) days after the date hereof in accordance with the terms thereof have been taken.

          (d) The issuance of the redemption notices with respect to the Existing Notes and the redemption of the Existing Notes does not violate and will not violate any law or regulation or order or decree of any court or governmental instrumentality and does not and will not conflict with or result in the breach of, or constitute a default in any respect under any indenture, mortgage, deed of trust, agreement or instrument to which Borrower or any of its Affiliates is a party or may be bound. Borrower has taken, or caused to be taken, all actions and proceedings required to redeem and repay all obligations, liabilities and indebtedness of Borrower evidenced by or arising under or in connection with the Existing Notes, including, but not limited to, appropriate shareholder and board approvals and notices to trustees or other representatives of the holders of the Existing Notes, in accordance with the terms and conditions of the Existing Senior Note Indenture and Existing Subordinated Note Indenture and any related agreements, documents and instruments and all applicable laws and regulations. No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits the redemption of the Existing Notes or repayment of the obligations, liabilities and indebtedness of Borrower evidenced by or arising under or in connection with the Existing Notes, and no governmental action or proceeding has been threatened or commenced, seeking to prevent or in any way limit the redemption or repayment thereof. Borrower has delivered, or caused to be delivered, to Agent, true, correct and complete copies of all notices, documents and agreements relating to the redemption and repayment of such obligations, liabilities and indebtedness.

      9.12  Accuracy and Completeness of Information.  All information furnished
            ----------------------------------------
by or on behalf of Borrower in writing to Agent or Lenders in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information in the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.
No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse effect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Agent and Lenders in writing.

      9.13  Survival of Warranties; Cumulative.  All representations and
            ----------------------------------
warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent and Lenders. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Agent and Lenders.

SECTION 10.   AFFIRMATIVE AND NEGATIVE COVENANTS
              ----------------------------------

      10.1  Maintenance of Existence.  Borrower shall, and shall cause each
            ------------------------
Subsidiary to, at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto (provided, that, Borrower may merge with and into Parent to the extent permitted in Section 10.7(a) hereof) and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower shall give Agent thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower shall deliver to Agent a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

      10.2  New Collateral Locations.  Borrower may open any new location within
            ------------------------
the continental United States provided Borrower (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

     10.3  Compliance with Laws, Regulations, Etc.
           ---------------------------------------

          (a) Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe in all material respects all requirements of any Federal, State or local governmental authority, including, without limitation, ERISA, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws.

          (b) Borrower shall establish and maintain, at its expense, a system to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Agent. Borrower shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

          (c) Borrower shall give both oral and written notice to Agent immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material which violates or may violate any Environmental Law or requires any report thereof under any Environmental Law or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or
(C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower transported, stored or disposed of any Hazardous Materials.

          (d) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance, with any Environmental Law, upon Agent's request Borrower shall at Borrower's expense: (i) cause an independent environmental engineer acceptable to Agent to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect; provided, that, in the event Borrower shall fail to comply with Agent's request,
- --------  ----
Agent may take any of the actions described in this Section 10.3(d) at Borrower's expense.

          (e) Borrower shall indemnify and hold harmless Agent and Lenders, their respective directors, officers, employees, agents, invitees, representa-tives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. Borrower shall cooperate in all respects with Agent and Lenders in connection with such indemnification by Borrower of Agent and Lenders and the other persons as provided herein, including, but not limited to, promptly delivering or causing to be delivered to Agent and Lenders such information as Agent and Lenders may, in good faith, request, and allowing Agent and Lenders or their representatives or agents access during normal business hours upon one (1) day prior notice to any of the premises, personnel or books and records of Borrower as Agent and Lenders may require, at Borrower's expense. All covenants and indemnifications in this Section 10.3(e) shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      10.4  Payment of Taxes and Claims.  Borrower shall, and shall cause each
            ---------------------------
Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Borrower and its Subsidiaries shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Agent and each Lender harmless with respect to the foregoing, and to repay to Agent and each Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed
                   --------  ----
to require Borrower or its Subsidiaries to pay any income or franchise taxes attributable to the income of Agent or any Lender from any amounts charged or paid hereunder to Agent or any Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      10.5  Insurance.  Borrower shall, at all times, maintain with financially
            ---------
sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Agent as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Agent as Agent shall require as proof of such insurance, and, if Borrower fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All such insurance policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Agent and each Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all such insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for itself and the ratable benefit of Lenders, as their interests may appear and further specify that Agent, for itself and the ratable benefit of Lenders, shall be paid regardless of any act or omission by Borrower or any of its affiliates. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.

      10.6  Financial Statements and Other Information.
            ------------------------------------------

          (a) Borrower shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP and Borrower shall furnish or cause to be furnished to
Agent: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss and statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and audited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Agent that such financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

          (b)  Borrower shall promptly notify Agent in writing of the details of
(i) any material loss or damage to any of the Collateral not otherwise reported by Agent to Borrower pursuant to the terms hereof, or any investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrower shall furnish or cause to be furnished to Agent and Lenders such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Agent may, from time to time, reasonably request. Agent and Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other government agency or, subject to Section 14.7 hereof, to any Participant or Assignee or prospective Participant or Assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent and Lenders, at Borrower's expense, copies of the financial statements of Borrower and any reports or management letters prepared by such accountants or auditors. Any documents, schedules, invoices or other papers delivered to Agent and Lenders may be destroyed or otherwise disposed of by Agent and Lenders one (1) year after the same are delivered to Agent and Lenders except as otherwise designated by Borrower to Agent and Lenders in writing.

      10.7  Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Borrower
            --------------------------------------------------------
shall not, and shall not permit any Subsidiary to, directly or indirectly:

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, except, that
                                                               ------  ----
Borrower may merge with and into Parent, provided, that, (i) such merger shall
                                         --------  ----
occur within five (5) days after the Redemption Date, (ii) as of the effective date of the merger and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate of merger as filed with the appropriate Secretary of State, (iv) the surviving entity shall immediately upon the effectiveness of the merger expressly assume in writing pursuant to an agreement, in form and substance satisfactory to Agent, all of the Obligations and the Financing Agreements and execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith, (v) the surviving entity shall, immediately before and immediately after giving effect to such transaction or series of transactions, have a Consolidated Net Worth (including, without limitation, any indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) equal to or greater than the Consolidated Net Worth of Borrower immediately prior to such transaction or series of transactions and (vi) the surviving entity shall not become obligated with respect to any indebtedness, nor any of its property become subject to any lien, unless Borrower could incur such indebtedness or create such lien hereunder; or

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business, (ii) the sale by Borrower of its approximately 119 acres of undeveloped land in Louden, Tennessee, (iii) the sale by Borrower of its approximately 100 acres of undeveloped farm land in Kokomo, Indiana, (iv) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrower, and (v) the sale by Borrower and its Subsidiaries of fixed assets (other than sales of fixed assets as permitted in Sections 10.7(b)(ii), (iii) and (iv) above) with an aggregate net book value not exceeding $750,000 in any fiscal year of Borrower or its Subsidiaries; or

          (c)  form or acquire any subsidiaries; or

          (d)  wind up, liquidate or dissolve; or

          (e)  agree to do any of the foregoing.

      10.8  Encumbrances.  Borrower shall not, and shall not permit any
            ------------
Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:
- ------

          (a) the security interests and liens of Agent, for itself and the ratable benefit of Lenders;

          (b) liens securing the payment of taxes not yet payable or liens for taxes not in excess of $250,000, the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes or imposed under ERISA or any Environmental Laws) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto;

          (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on real estate not to exceed $5,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be;

          (f) prior to the Redemption Date, the security interests and liens in favor of the Existing Senior Note Trustee on the Existing Senior Note Collateral to secure the indebtedness permitted under Section 10.9(d) below, provided, that, as of the Redemption Date
                                       --------  ----
such security interests and liens shall be released and terminated in a manner satisfactory to Lender;

          (g) liens incurred or deposits made in the ordinary course of the business of Borrower to the extent required in connection with workers' compensation, unemployment insurance, social security and other similar laws consistent with the past practices of Borrower prior to the date hereof;

          (h) liens to secure the performance of tenders, contracts (other than contracts for the payment of money) or leases, or surety and appeal bonds in each case incurred in the ordinary course of business consistent with the past practices of Borrower prior to the date hereof; and

          (i) the security interests and liens set forth on Schedule 9.4 hereto.

     10.9  Indebtedness.  Borrower shall not, and shall not permit any
           ------------
Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except:

          (a)  the Obligations;

          (b) trade obligations and normal accruals in the ordinary course of business not more than thirty (30) days past due, or with respect to which Borrower or any Subsidiary, as the case may be, is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books;

          (c) purchase money indebtedness (including Capital Leases) to the extent not incurred or secured by liens (including Capital Leases) in violation of any other provision of this Agreement;

          (d) prior to the Redemption Date, indebtedness of Borrower evidenced by the Existing Senior Notes issued by Borrower pursuant to the Existing Senior
Note Indenture; provided, that,
                --------  ----

          (i) such indebtedness shall not exceed the aggregate principal amount of $50,000,000 (less the aggregate amount of all repayments or repurchases of principal in respect thereof) plus interest thereon and prepayment or redemption premiums with respect thereto at the rate set forth in the Existing Senior Notes (as in effect on the date hereof),

          (ii) Borrower shall not make any payments in respect of such indebtedness, except that, by no later than September __, 1996, Borrower shall
              ------ ----
redeem all of the Existing Senior Notes in accordance with the terms of the Existing Senior Note Indenture and repay all of such indebtedness with a portion of the proceeds received by Borrower from the issuance of the Senior Notes pursuant to the Borrower Debt Offering, the proceeds received by Borrower from the capital contribution to Borrower by Parent with the proceeds received by Parent from the issuance and sale of Parent Common Stock pursuant to the Parent Equity Offering and after the application of such proceeds from the issuance of the Senior Notes and the capital contribution by Parent, with proceeds of Loans hereunder and on and after the Redemption Date, Borrower shall have no further obligations, liabilities and indebtedness under or in connection with the Existing Senior Notes, the Existing

Senior Note Indenture or any related agreements, documents or instructions, all of which shall be cancelled and terminated and of no further force and effect,

          (iii) Borrower shall not, directly or indirectly,

             (A) amend, modify, alter or change the terms of the Existing Senior Notes, the Existing Senior Note Indenture or any related agreement, document or instrument,

             (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except for the redemption and repayment of all of such indebtedness in
         ------ ---
accordance with the terms set forth in Section 10.9(d)(ii) above,

          (iv) Borrower has sent a notice of redemption as required under and in accordance with the terms of the Existing Senior Note Indenture and Borrower shall not revoke, rescind, modify or terminate such notice or take any other action which would adversely affect the ability or the right of Borrower to redeem the Existing Senior Notes or repay such indebtedness in accordance with the terms set forth in Section 10.9(d)(ii) above, and

          (v) Borrower shall furnish to Agent all notices, demands or other materials concerning such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

          (e) prior to the Redemption Date, indebtedness of Borrower evidenced by the Existing Subordinated Notes issued by Borrower pursuant to the Existing Subordinated Note Indenture, provided, that,
                             --------  ----

          (i) such indebtedness is and shall at all times remain unsecured,

          (ii) the Obligations constitute and shall at all times constitute "Senior Indebtedness" as such term is defined in the Existing Subordinated Note Indenture,

          (iii) such indebtedness shall not exceed $90,000,000 (less the aggregate amount of all repayments or repurchases of principal in respect thereof) plus interest thereon and prepayment or redemption premiums with respect thereto at the rate set forth in the Existing Subordinated Notes (as in effect on the date hereof),

          (iv) such indebtedness is subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior payment in full of all of the Obligations to the extent set forth in Section 10.02 of the Existing Subordinated Note Indenture (as in effect on the date hereof),

          (v) Borrower shall not make any payments in respect of such indebtedness, except that, by no later than September __, 1996, Borrower shall
              ------ ----
redeem all of the Existing Subordinated Notes in accordance with the terms of the Existing Subordinated Note Indenture and repay all of such indebtedness with a portion of the proceeds received by Borrower from the issuance of the Senior Notes pursuant to the Borrower Debt Offering, the proceeds received by Borrower from the capital contribution to Borrower by Parent with the proceeds received by Parent from the issuance and sale of Parent Common Stock pursuant to the Parent Equity Offering and amounts borrowed hereunder and on and after the Redemption Date, Borrower shall have no further obligations, liabilities and indebtedness under or in connection with the Existing Subordinated Notes, the Existing Subordinated Note Indenture or any related agreements, documents and instruments, all of which shall be cancelled and terminated and of no further force and effect,

          (vi) Borrower shall not, directly or indirectly,

             (A) amend, modify, alter or change any terms of the Existing Subordinated Notes, the Existing Subordinated Note Indenture or any related agreement, document or instrument, or

             (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except for the redemption and repayment of all of such indebtedness in
         ------ ---
accordance with the terms set forth in Section 10.9(e)(v) above,

          (vii) Borrower has sent a notice of redemption as required under and in accordance with the terms of the Existing Subordinated Note Indenture and Borrower shall not revoke, rescind, modify or terminate such notice or take any other action which would adversely affect the ability or the right of Borrower to redeem the Existing Subordinated Notes or repay such indebtedness in accordance with the terms set forth in Section 10.9(e)(v) above,

          (viii) Borrower shall furnish to Agent all notices, demands or other materials in connection with such indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

          (f) indebtedness of Borrower evidenced by the Senior Notes issued by Borrower pursuant to the Senior Note Indenture; provided, that,
                                                --------  ----

          (i) such indebtedness shall not exceed the aggregate principal amount of $100,000,000 (less the aggregate amount of all repayments or purchases of principal in respect thereof) plus interest thereon at the rate set forth in the Senior Notes (as in effect on the date hereof),

          (ii) Lender shall have received true, correct and complete copies of the Senior Note Indenture and all related agreements, documents and instruments,

          (iii) Borrower shall only make regularly scheduled payments of principal and interest, or to the extent permitted under Section 10.9(f)(iv) below, other mandatory payments, in respect of such indebtedness in accordance with the terms of the Senior Notes as in effect on the date hereof,

          (iv) Borrower shall not, directly or indirectly,

               (A) amend, modify, alter or change the terms of the Senior
Notes, the Senior Note Indenture or any related agreements, documents or instruments, except that Borrower may, after not less than ten (10) Business
             ------ ----
Days prior written notice to Lender, amend or modify the terms thereof so long as: (1) either such amendment or modification does not in any manner adversely affect Lender or any rights of Lender as determined in good faith by Lender and confirmed by Lender to Borrower in writing or Lender has consented in writing to such amendment or modification, and (2) such amendment or modification does not relate to the terms of payment of the indebtedness evidenced thereby, the amount of such indebtedness, the interest rate or any fees or charges or any collateral with respect thereto or make any terms thereof more restrictive or burdensome than as in effect on the date hereof, as determined in good faith by Lender and confirmed by Lender to Borrower in writing, or

               (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except for purchases of Senior Notes required to be made under the
         ------ ---
terms of the Senior Note Indenture (as in effect on the date hereof): (1) to the extent of net cash proceeds received by Borrower from an Asset Sale and including any Sale and Leaseback Transaction, provided, that, any such net cash
                                              --------  ----
proceeds shall first be applied to the Obligations to the extent such assets sold or otherwise disposed of pursuant to the Asset Sale constitute Collateral,
(2) as a result of a Change in Control or (3) to the extent of net cash proceeds received by Borrower from a public equity offering up to the maximum of
$25,000,000 aggregate principal amount at a redemption price equal to    % of
the principal amount thereof plus accrued and unpaid interest to the redemption date, provided, that, after giving effect thereto, at least $70,000,000 aggregate principal amount of Senior Notes remain outstanding, and

          (v) Borrower shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be;

          (g) indebtedness of each Foreign Subsidiary in an aggregate amount not to exceed $2,000,000 at any one time outstanding (such amount to be determined at the date of incurrence and without regard to subsequent fluctuations in exchange rates); provided, that, (i) indebtedness of all Foreign
                                 --------  ----
Subsidiaries shall not exceed $6,000,000 in the aggregate at any one time outstanding (such amount to be determined at the date of incurrence and without regard to subsequent fluctuations in exchange rates) and (ii) none of such indebtedness shall be secured by any property of Borrower or any of its Subsidiaries, other than property of Foreign Subsidiaries;

          (h) indebtedness arising after the date hereof evidenced by the Employee Notes; provided, that, Borrower should deliver to Agent true, correct
                --------  ----
and complete copies of any Employee Notes promptly upon the execution thereof by Borrower;

          (i) indebtedness of Borrower to its Subsidiaries arising pursuant to loans by such Subsidiaries to Borrower permitted pursuant to Section 10.10 below; and

          (i) indebtedness of Subsidiaries of Borrower to other Subsidiaries of Borrower arising pursuant to loans by such Subsidiaries to such other Subsidiaries permitted pursuant to Section 9.10 below.

      10.10  Loans, Investments, Guarantees, Etc.  Borrower shall not, and shall
             ------------------------------------
not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except:
                      ------

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b) investments in (i) readily marketable obligations of or obligations guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America,
(ii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having a rating in one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, (iii) commercial paper having a rating in one of the two highest rating categories of Moody's Investors Services, Inc. or Standard & Poor's Corporation, (iv) certificates of deposit issued by, bankers' acceptances and deposit accounts of, and time deposits with, commercial banks of recognized standing chartered in the United States of America or Canada with capital, surplus and undivided profits aggregating in excess of $500,000,000, (v) agreements to sell or repurchase securities of the kind described in clauses (i) and (ii) above, and (vi) shares of money market funds that invest solely in investments of the kind described in clauses (i) through (v) above; provided, that, as to any of the foregoing, unless waived in
                   --------  ----
writing by Lender, Borrower shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent, for itself and ratably on behalf of Lenders in such investments (other than such investments in the Senior Note Collateral Account and the Excess Refinancing Proceeds Account);

          (c) the existing equity investments of Borrower as of the date hereof in its Subsidiaries as of the date hereof;

          (d) prior to the Redemption Date, the investments of Borrower in the Existing Senior Note Collateral Account and the Existing Excess Refinancing Proceeds Account; provided, that, (i) Borrower shall not, and shall not permit
                  --------  ----
any Subsidiary to, after the date hereof, make any payments into or deposits of any further cash or other property into the Existing Excess Refinancing Proceeds Account, (ii) Borrower shall not, and shall not permit any Subsidiary to, after the date hereof, make any payments into or deposits of any further cash or other property into the Existing Senior Note Collateral Account except as required under the terms of the Existing Senior Note Indenture as in effect on the date hereof and (iii) as of the Redemption Date, all such investments shall not be subject to any security interest, lien or other claim in connection with the Existing Senior Notes, or the Existing Senior Note Indenture;

          (e) loans by any Subsidiary of Borrower to Borrower or loans by any Subsidiary of Borrower to any other Subsidiary of Borrower (and, as to any loans to Borrower, Borrower shall not repay all or any portion of such loans without the prior written consent of Agent);

          (f) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument
             --------  ----
evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by Borrower as Agent may request;

          (g) obligations of account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower;

provided, that, promptly upon the receipt of the original of any such promissory
- --------  ----
note by Borrower, such promissory note shall be endorsed to the order of Agent, for itself and ratably on behalf of Lenders, by Borrower and promptly delivered to Agent as so endorsed;

          (h) loans and advances by Borrower or its Subsidiaries to employees of Borrower or its Subsidiaries not to exceed the principal amount of $100,000 in the aggregate at any time outstanding for: (i) reasonable and necessary work-related travel or other ordinary business expenses to be incurred by such employees in connection with their work for Borrower and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

          (i) guarantees by any Subsidiary of Borrower of the Obligations in favor of Agent, for itself and the ratable benefit of Lenders; and

          (j)  the guarantees set forth in the Information Certificate.

      10.11  Dividends and Redemptions.  Borrower shall not, and shall not
             -------------------------
permit any Subsidiary to, directly or indirectly, declare or pay any dividends on account of shares of any class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except, that, (a) any Subsidiary of Borrower may declare and pay any dividends
- ------  ----
or make any other distributions to its shareholders in respect of shares of any class of capital stock and (b) Borrower may declare and pay any dividends or make any other distributions to its shareholders in respect of shares of any class of capital stock provided, that, each of the following conditions is satisfied, as determined in good faith by Agent: (i) no Event of Default shall have occurred and be continuing and such declaration and payment of dividends or other distribution to its shareholders shall not be an event which is, or after notice or lapse of time or both, would be, an event of default under the terms of any indebtedness of Borrower or its Subsidiaries; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, Borrower could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness as such term is defined in the Senior Note Indenture) under the provisions described under Section 10.8 of the Senior Note Indenture (as in effect on the date hereof);(iii) on the date of any such payment and after giving effect thereto, Excess Availability shall be not less than $5,000,000, and (iv) the aggregate amount of all such dividends or other such distributions to its shareholders declared or made after the date hereof shall not exceed the sum of: (A) fifty (50%) percent of the aggregate cumulative Consolidated Net Income (Loss) of Borrower accrued on a cumulative basis during the period beginning on the first day of Borrower's fiscal quarter commencing prior to the date hereof and ending on the last day of Borrower's last fiscal quarter ending prior to the date of the payment of the dividends or other such distributions to its shareholders (or, if such aggregate cumulative
Consolidated Net Income (Loss) shall be a loss, minus one hundred (100%) percent of such loss) plus (B) the aggregate net cash proceeds received after the date hereof by Borrower as capital contributions to Borrower (other than from any of its Subsidiaries) plus (C) the aggregate net cash proceeds received after the date hereof by Borrower from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock (as such term is defined in the Senior Note Indenture as in effect on the date hereof) or any options, warrants or rights to purchase such shares of Qualified Capital Stock of Borrower (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Pari Passu Indebtedness (as such term is defined in the Senior Note Indenture as in effect on the date hereof) or Subordinated Indebtedness (as such term is defined in the Senior
Note Indenture as in effect on the date hereof) plus (D) the aggregate net cash proceeds received after the date hereof by Borrower (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase shares of Qualified Capital Stock of Borrower, plus (E) the aggregate net cash proceeds received after the date hereof by Borrower from debt securities or Redeemable Capital Stock (as such term is defined in the Senior Note Indenture as in effect on the date hereof) that have been converted into or exchanged for Qualified Capital Stock of Borrower, to the extent such debt securities or Redeemable Capital Stock are originally sold for cash, plus the aggregate net cash proceeds received by Borrower at the time of such conversion or exchange, provided that any such aggregate cash proceeds used by Borrower to redeem or repurchase Senior Notes shall not be included in the amounts provided for herein.

      10.12  Transactions with Affiliates.  Borrower shall not enter into any
             ----------------------------
transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person; provided,
                                                                   --------
that, the foregoing shall not apply to any transfer by any Subsidiary of
- ----
Borrower of the properties or assets of such Subsidiary to Borrower or any other Subsidiary of Borrower. Any cash or other property or consideration required to be paid or furnished by Borrower to any Subsidiary of Borrower as a result of such transfer of properties or assets to Borrower shall be on fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person.

      10.13     Proceeds of Parent Equity Offering and Borrower Debt Offering;
                --------------------------------------------------------------
Redemption of Existing Notes.
- ----------------------------

          (a) All net cash proceeds from the issuance and sale by Borrower of the Senior Notes pursuant to the Borrower Debt Offering and the proceeds from the cash capital contribution by Parent to Borrower with all of the net cash proceeds received by Parent from the issuance and sale of the Parent Common Stock pursuant to the Parent Equity Offering (other than any such amounts used to repay amounts outstanding under the Existing Congress Agreement on the date hereof) shall be segregated from all other funds of Borrower and held by Borrower in trust in account no. _______________ at _______________, which account has been established and shall be used solely for the purpose of holding such funds. In no event shall the funds held in such account be commingled with Borrower's own funds. Borrower shall not, and shall not permit any of its subsidiaries or Affiliates to, withdraw any amounts held in such account, except for the purpose solely of the redemption or repayment in full of all obligations, liabilities and indebtedness of Borrower evidenced or arising under or in connection with Existing Notes in accordance with the terms thereof and in accordance with the terms of the Existing Senior Note Indenture, the Existing Subordinated Note Indenture and all related agreements, documents and instruments. No consent or approval of any governmental or regulatory authority, nor any consent or approval of any other third party is or shall be necessary for the payment of the amounts held in such account to the holders of the Existing Notes for the payment and satisfaction in full of such indebtedness. [Borrower shall give the Existing Senior Note Trustee and Existing Subordinated Note Trustee the irrevocable and express right and authorization to withdraw the amounts on deposit in the account for the purpose of the redemption or repayment of all such obligations.] Borrower shall not create, incur, assume or suffer to exist any right of setoff, pledge, lien, security interest, charge or other encumbrance or claim of any nature whatsoever on or with respect to any of the amounts on deposit in such account or any restriction, limitation or condition relative to the transfer thereof other than as set forth herein.

          (b) By no later than September ___, 1996, Borrower shall redeem or cause the redemption of the Existing Notes and the payment and unconditional satisfaction in full of all obligations, liabilities and indebtedness of Borrower evidenced by or arising under or in connection with the Existing Notes, the Existing Senior Note Indenture and the Existing Subordinated Note Indenture and all related agreements, documents and instruments as required under the terms hereof. All amounts required to be paid to so redeem the Existing Notes shall not exceed $____________ and shall be paid from the funds held in account no. _____________ at _______________________ which constitute the proceeds received by Borrower from the issuance of the Senior Notes pursuant to the Borrower Debt Offering and the proceeds received by Borrower from Parent from the capital contribution by Parent to Borrower with the proceeds received by Parent from the issuance and sale of Parent Common Stock pursuant to the Parent Equity Offering, and from proceeds of certain loans hereunder on the terms and conditions provided for herein.

                    (c) On the Redemption Date, Agent shall receive
evidence, in form and substance reasonably satisfactory to Agent that (i) all of the Existing Senior Notes shall have been redeemed in accordance with the terms of the Existing Senior Note Indenture and all obligations, liabilities and indebtedness of Borrower evidenced by or arising under or in connection with the Existing Senior Notes, the Existing Senior Note Indenture and all related agreements, documents and instruments have been paid and satisfied in full in an
amount not to exceed $       (ii) all of the Existing Senior Notes have been
                      -------
redeemed with a portion of the net cash proceeds received by Borrower from the Borrower Debt Offering and the cash capital contribution received by Borrower on the date hereof from Parent with the net cash proceeds received by Parent from the Parent Equity Offering together with interests or dividends thereon, and together with the proceeds of the initial Loans on the Redemption Date in accordance with the terms and conditions contained herein, (iii) the Existing Senior Notes and the Existing Senior Note Indenture have been cancelled and terminated and are of no further force and effect and Borrower and its Affiliates have no further obligations, liabilities or indebtedness in connection therewith, and (iv) the Existing Senior Note Trustee and the holders of the Existing Senior Notes have terminated and released any and all of their respective security interests or other interests pursuant to such arrangements in and to any assets and properties of Borrower and any Obligor, and shall have delivered termination and release documents to effectuate the same, including, but not limited to, UCC-3 termination statements for all financing statements previously filed by or on behalf of any of them and satisfactions and releases of mortgages, deed to secure debt and deeds of trust for all mortgages, deeds to secure debt and deeds of trust previously filed by or on behalf of any of them.

                    (d) On the Redemption date, Agent shall receive evidence, in form and substance reasonably satisfactory to Agent, that (i) all of the Existing Subordinated Notes have been redeemed in accordance with the terms of the Existing Subordinated Note Indenture and all obligations, liabilities and indebtedness of Borrower evidenced by or arising under or in connection with the Existing Subordinated Notes have been paid and satisfied in full in an
amount not to exceed $          , (ii) all of the Existing Subordinated Notes
                      ----------
have been redeemed with a portion of the net cash proceeds received by Borrower from the Borrower Debt Offering and the cash capital contribution received by Borrower on the date hereof from Parent with the net cash proceeds received by Parent from the Parent Equity Offering together with any interest or dividends thereon, and together with the proceeds of the initial Loans on the Redemption Date in accordance with the terms and conditions contained herein and (iii) the Existing Subordinated Notes and the Existing Subordinated Note Indenture have been cancelled and terminated and are of no further force and effect and Borrower and its Affiliates have no further obligations, liabilities or indebtedness in connection therewith.

      10.14  Compliance with ERISA.
             ---------------------

           (a) Borrower shall not with respect to any "employee pension benefit plans" maintained by Borrower or any of its ERISA Affiliates: (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

           (b) As used in this Section 10.14, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

      10.15  Adjusted Net Worth.  Borrower shall, at all times prior to the
             ------------------
Redemption Date, maintain Adjusted Net Worth of not less than $__________ and at all times on and after the Redemption Date, maintain Adjusted Net Worth of not less than $__________.

      10.16  Excess Availability.  At all times prior to the Redemption Date,
             -------------------
the Excess Availability shall be, after giving effect to any Loans and Letter of Credit Accommodations requested by Borrower, not less than the amount equal to:
(a) the aggregate redemption price and all other amounts required to redeem the Existing Notes, and pay and satisfy in full all of the obligations, liabilities and indebtedness of Borrower evidenced by or arising under or in connection with the Existing Notes minus (b) the amount held in account no. _____________ of
                   -----
Borrower at ______________ constituting proceeds received by Borrower from the issuance of the Senior Notes pursuant to the Borrower Debt Offering and the proceeds received by Borrower from the capital contribution to Borrower by Parent with the proceeds received by Parent from the issuance and sale of the Parent Common Stock pursuant to the Parent Equity Offering, which is available to pay the redemption price and all other amounts required to redeem the Existing Notes and pay and satisfy in full all of the obligations, liabilities and indebtedness of Borrower evidenced by or arising under or in connection with the Existing Notes.

      10.17  Costs and Expenses.  Borrower shall pay to Agent on demand all
             ------------------
costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights of Agent, for itself and the ratable benefit of Lenders, in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto;
(d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, for itself and the ratable benefit of Lenders, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent and/or Lenders arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $600 per person per day for Agent's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing.

      10.18  Further Assurances.  At the request of Agent at any time and from
             ------------------
time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof, of Agent, for itself and the ratable benefit of Lenders, in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, each Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Agent and Lenders to execute and file one or more UCC financing statements signed only by Agent or any of Lenders.


SECTION 11.   EVENTS OF DEFAULT AND REMEDIES
              ------------------------------

      11.1  Events of Default.  The occurrence or existence of any one or more
            -----------------
of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements;

          (b) any representation, warranty or statement of fact made by Borrower to Agent and Lenders in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent and any or all of Lenders;

          (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $500,000 in any one case or in excess of $1,000,000 in the aggregate and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business;

          (f) Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

          (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Agent or any of Lenders, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Agent or any of Lenders (including, without limitation, the Existing Senior
Note Indenture, the Existing Subordinated Note Indenture and the Senior Note Indenture), which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues for more than the applicable cure period, if any, with respect thereto;

          (j) the obligations, liabilities and indebtedness of Borrower evidenced by or arising under or in connection with the Existing Notes shall not be paid and satisfied in full by September __, 1996;

          (k)  a Change of Control shall occur;

          (l) the indictment or threatened indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings (other than proceedings contemplated by Section 11.1(g) hereof) against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor;

          (m) there shall be a material adverse change in the business or assets or the occurrence of any event or condition which, in Agent's good faith determination, has a reasonable likelihood of resulting in a material adverse change in the business or assets of Borrower or any Obligor after the date hereof; or

          (n) there shall be an event of default under any of the other Financing Agreements.

      11.2  Remedies.
            --------

          (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Agent and Lenders may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral. Agent, for itself and the ratable benefit of Lenders, is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent (provided, that, upon the occurrence of any Event of Default described
          --------  ----
in Sections 11.1(g) and 11.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require Borrower, at Borrower's expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent or any Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent, for itself and the ratable benefit of Lenders.
If notice of disposition of Collateral is required by law, five (5) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower, to the extent permitted by law, waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

          (c) In the event that Borrower is for any reason deemed domiciled in or any of the Collateral is located in, the State of Louisiana or any security interest created by this Agreement or any of the other Financing Agreements is required to be governed by, and interpreted in accordance with, the laws of the State of Louisiana, if an Event of Default occurs:

               (i) Agent and Lenders shall have all remedies available to a secured party under the Louisiana Commercial Laws Secured Transaction, La. R.S. 10:9-101 et seq. in addition to the remedies provided in this Agreement and any
         -- ---
of the other Financing Agreements or any other applicable law.

               (ii) For purposes of executory process under the laws of the State of Louisiana, Borrower hereby acknowledges the Obligations and confesses judgment in favor of Agent, for itself and the ratable benefit of Lenders, for the full amount of the Obligations, including, without limitation, principal, interest, expenses, reasonable attorneys' fees, and all other fees, and consents that judgment be rendered and signed whether during term of court or in vacation for the full amount of the Obligations.

               (iii) Borrower hereby expressly waives, to the extent permitted by Louisiana law: (A) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure conferring such benefits, (B) the demand and three (3) days delay accorded by Articles 2639 and 2721 of the Louisiana Code of Civil Procedure, (C) the notice of seizure required by Articles 2293 and 2721 of the Louisiana Code of Civil Procedure, (D) the three (3) days delay provided in Articles 2331 and 2722 of the Louisiana Code of Civil Procedure, (E) the benefit of the other provisions of Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure, (F) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above, and (G) all rights of division and discussion with respect to the Obligations.

               (iv) In the event Agent elects, at its option, to enter suit via ordinaria on the Obligations, in addition to the foregoing confession of judgment, Borrower hereby waives citation, other legal process, and legal delays and hereby consents that judgment for all amounts due on the Obligations, including, without limitation, principal, interest, expenses, attorneys' fees and all other fees, be rendered and signed immediately, whether during the court's term or during vacation.

               (v)  Pursuant to La. R.S. 9:5136 et seq., Borrower hereby
                                                -- ---
designates Agent or any employee, agent, or other person named by Agent at the time of seizure to serve as keeper, pending judicial sale, of any Collateral of which seizure is effected by Agent under the laws of the State of Louisiana. The keeper's fees shall be determined by the court before which the proceedings are pending and shall be secured by this Agreement and the other Financing Agreements.

               (vi) At any time on or after the occurrence of an Event of Default, Agent and Lenders may proceed by summary process against Borrower to obtain possession of any instruments and documents included in the Collateral to exercise Agent's and Lender's right to sell the instruments and documents pursuant to La.R.S. 10:9-503(1)(b), to enforce the instruments and documents as provided by La. R.S. 10:9-207 and 9-502, or to obtain the endorsement of Borrower on the instruments and documents. Agent and Lender may sell, in the manner and with the effect as provided by La. R.S. 10:9-504, the following
Collateral:  (A) goods
included in the Collateral or that are in Agent's or any Lender's possession or that have been voluntarily delivered or surrendered to Agent or any Lender by Borrower, either before or after an Event of Default and (B) instruments, documents and Accounts included in the Collateral. To the maximum extent permitted by applicable law, Borrower waives all claims, damages and demands against Agent and Lender arising out of the repossession, retention, or sale of the Collateral, except those resulting from actions taken or not taken by Agent and Lender that are found pursuant to a final non-appealable order of a court of competent jurisdiction to constitute gross negligence or wilful misconduct.

               (vii) Borrower agrees that the Collateral may be sold at one or more sales, whether judicial, public or private. Borrower agrees that in the event of a judicial sale of Collateral, notice of the judicial sale given pursuant to the Louisiana Revised Statutes and the Louisiana Code of Civil Procedure is reasonable notification of the sale. In the event of a public sale of the Collateral, Agent shall have the right to conduct the sale on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sale for such time or times as Agent may see fit.

               (viii) Agent and Lenders shall have the right to cause all and singular the Collateral to be seized and sold under executory process without appraisement, appraisement being hereby expressly waived, as an entirety or in parcels, as Agent may determine, to the highest bidder for cash.

          (d) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrower shall remain liable to Agent for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

          (e) Without limiting the foregoing, upon the occurrence of an Event of Default, Agent and Lenders may, at their option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent or Lenders to Borrower.


SECTION 12.    JURY TRIAL WAIVER; OTHER WAIVERS
          AND CONSENTS; GOVERNING LAW
          --------------------------------

      12.1  Governing Law; Choice of Forum; Service of Process; Jury Trial
            --------------------------------------------------------------
Waiver.
- ------

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

          (b) Borrower, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District

Court for the Northern District of Illinois and waive any objection based on venue or forum non conveniens with respect to any action instituted therein
         ----- --- ----------
arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

          (c) To the extent permitted by law, Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon Borrower in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Agent against Borrower for the amount of the claim and other relief requested.

          (d) BORROWER, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, AGENT OR ANY OF LENDERS MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Neither Agent nor any Lender shall have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and each of Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

      12.2  Waiver of Notices.  Borrower hereby expressly waives demand,
            -----------------
presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Agent may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      12.3  Amendments and Waivers.  Neither this Agreement nor any provision
            ----------------------
hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Agent. Agent shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Agent. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      12.4  Waiver of Counterclaims.  Borrower waives all rights to interpose
            -----------------------
any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      12.5  Indemnification.  Borrower shall indemnify and hold Agent, Lenders
            ---------------
and their directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Agent and/or the affected Lender(s) in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 13.  THE AGENT
             ---------

     13.1  Appointment, Powers and Immunities.  Each Lender hereby irrevocably
           ----------------------------------
appoints and authorizes Agent to act as its agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Financing Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

     13.2  Reliance by Agent.  Agent shall be entitled to rely upon any
           -----------------
certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

     13.3  Events of Default.
           -----------------

          (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to Lenders. Agent shall (subject to Section 13.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by Required Lenders; provided that, unless and until Agent shall
                                 -------- ----
have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 5 of this Agreement to the contrary, the Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

          (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against Borrower or any Obligor or any of the Collateral or other property of Borrower or any Obligor.

     13.4  Rights as a Lender.  With respect to its Commitment and the Loans
           ------------------
made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as the Agent shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower and Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from Borrower and Obligors for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

     13.5  Indemnification.  Lenders agree to indemnify Agent (to the extent not
           ---------------
reimbursed by Borrower hereunder and without limiting the Obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be
                                        --------  ----
liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

     13.6  Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it
           ---------------------------------------
has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and any Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to Lenders hereunder, with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender and with a copy of any notice of an Event of Default delivered by Agent to Borrower; provided, that, Agent shall not be liable to any Lender for any
          --------  ----
failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of Agent or any of its Affiliates.

     13.7  Failure to Act.  Except for action expressly required of Agent
           --------------
hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 13.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     13.8  Resignation of Agent.  Subject to the appointment and acceptance of a
           --------------------
successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lenders and Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent with the consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and/or so consented to by Borrower and the appointment accepted by such successor Agent within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint (without the consent of Borrower) a successor Agent that shall be a bank, commercial finance company or other financial institution. Upon the acceptance of any appointment as Agent hereunder by a successor Agent in accordance with the terms hereof, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     13.9  Consents and Releases of Collateral under Financing Agreements.
           --------------------------------------------------------------
Except as otherwise provided in Section 14.9 hereof with respect to certain amendments or modifications to this Agreement, Agent may consent to any modification, supplement or waiver under any of the Financing Agreements; provided, that, without the prior consent of each Lender, Agent shall not
- --------  ----
release any Collateral or otherwise terminate any security interest in or lien upon any of the Collateral under any of the Financing Agreements, except that no such consent shall be required, and Agent is hereby authorized (i) to release any security interest in or lien upon any of the Collateral which is the subject of a disposition permitted hereunder or under the other Financing Agreements, or
(ii) to release, in any fiscal year of Borrower, any security interest in or lien upon any of the Collateral the value of which does not exceed $___________.

     13.10 Collateral Matters.
           ------------------

          (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or any Obligor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular Availability Reserves are appropriate, or that the liens and security interests granted to Agent herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender, other than liability for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

          (b) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the security interest of Agent in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.


SECTION 14.  TERM OF AGREEMENT; MISCELLANEOUS
             --------------------------------

      14.1  Term.
            ----

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date which is the third anniversary of the date of this Agreement (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent or Borrower may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; provided, that, this Agreement and all other Financing Agreements must be
- --------  ----
terminated simultaneously. Upon the effective date of termination or non-renewal of the Financing Agreements, Borrower shall pay to Agent, for itself, and the ratable benefit of Lenders, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent for itself and the ratable benefit of Lenders, in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent and Lenders have not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral, for itself and the ratable benefit of Lenders, and the rights and remedies of Agent hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

          (c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Agent for the benefit of Lenders upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

                    Amount                        Period
                    ------                        ------

     (i)      Three (3%) percent of the  From the date hereof to and including
              Maximum Credit             August __, 1997

     (ii)     Two (2%) percent of the    From August __, 1997 to and
              Maximum Credit             including August __, 1998

     (iii)    One (1%) percent of the    From August __, 1998 to and
              Maximum Credit             including August __, 1999

Such early termination fee shall be presumed to be the amount of damages sustained by Lenders as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 14.1 shall be deemed included in the Obligations. In the event of the termination of this Agreement and the other Financing Agreements prior to the Renewal Date and the full and final repayment of all of the Obligations and the delivery of cash collateral for contingent obligations, the early termination fee payable by Borrower to Agent, for the benefit of Lenders, shall be reduced to an amount equal to fifty (50%) percent of the early termination fee otherwise payable if each of the following conditions is satisfied: (i) no Event of Default (or act, condition or event which with notice or passage of time or both would constitute an Event of Default) shall exist or have occurred, (ii) Agent shall have received not less than thirty (30) days prior written notice of the intention of Borrower to so terminate this Agreement and the other Financing Agreements and (iii) the full repayment of the Obligations is received upon the consummation of the sale by Borrower of all of its assets or the sale by the owners of Borrower of all of the Capital Stock of Borrower pursuant to a merger after giving effect to which the current owners of Borrower no longer own or hold any Capital Stock of Borrower, in any case, in a bona fide arm's length transaction and commercially
                            ---- ----
reasonable prices and terms with a person other than an Affiliate.

      14.2  Senior Indebtedness.  This Agreement, which is the instrument
            -------------------
creating and evidencing the Obligations and pursuant to which the same are outstanding, hereby expressly provides that the Obligations are and shall be in all respects senior in right of payment to the Securities (as such term is defined in the Existing Subordinated Note Indenture) and the Obligations are and shall be "Senior Indebtedness" (as such term is defined in the Existing Subordinated Note Indenture).

      14.3  Notices.  All notices, requests and demands hereunder shall be in
            -------
writing and (a) made to Agent and Lenders at their addresses set forth below and to Borrower at its chief executive office set forth below, or to such other address as any such party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

      14.4  Partial Invalidity.  If any provision of this Agreement is held to
            ------------------
be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     14.5  Successors and Assigns.  This Agreement and the other Financing
           ----------------------
Agreements shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Financing Agreements without the prior express written consent of Agent and all Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without such prior express written consent shall be void. No Lender may assign its rights and obligations under this Agreement (or any part thereof) without the prior written consent of all Lenders and Agent, except as permitted under Section 14.6(b) hereof. Any purported assignment by a Lender without such prior express consent or compliance with Section 14.6(b) where applicable, shall be void. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

     14.6  Assignments and Participations.
           ------------------------------

          (a) Any Lender may, in the ordinary course of its commercial banking or finance business and in accordance with applicable law, at any time sell to one or more banks, commercial finance companies or other financial institutions ("Participants"), participating interests in all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including all or a part of its interest in the Obligations). In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such obligations for all purposes under this Agreement and the other Financing Agreements, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements. Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such
           -------- ----
Participant shall be deemed to have agreed to share with Lenders the proceeds thereof as provided in Section 7.5 hereof. Notwithstanding anything to the contrary contained herein, no Lender shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of or consent under this Agreement or the other Financing Agreements, except with the
                                                                ------
consent of Agent.

          (b) Any Lender may, in accordance with applicable law, at any time and from time to time assign to any Lender or any of its Affiliates, or in connection with the sale of its business or all or substantially all of its loan portfolio, with the written consent of Agent to a bank, commercial finance company or other financial institution (an "Assignee") all (or, with the consent of Agent, less than all), of its Commitment, rights and obligations under this Agreement and the other Financing Agreements, pursuant to an assignment agreement, in form and substance satisfactory to Agent, executed by such Assignee and such assigning Lender and delivered to Agent for its acceptance and recording in its records. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such assignment agreement, the Assignee thereunder shall be a party hereto and, to the extent provided in such assignment agreement, (i) have the rights and obligations of a Lender hereunder with a Commitment and Commitment Percentage as set forth therein, and (ii) the assigning Lender thereunder shall, to the extent provided in such assignment agreement, be released from its obligations under this Agreement (and, in the case of an assignment agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (c) Agent, on behalf of the Borrower, shall maintain at the address of Agent referred to on the signature page of this Agreement, a copy of each such assignment agreement delivered to it and a record of the names and addresses of the Lenders and the Commitments of each Lender from time to time. Such records maintained by Agent shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name appears in such records as the owner of a Loan or other Obligations hereunder as the owner thereof for all purposes of this Agreement and the other Financing Agreements, notwithstanding any notice to the contrary. The Agent's records under this Section 14.6 shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an assignment agreement executed by an assigning Lender and an Assignee, Agent shall (i) promptly accept such assignment agreement and (ii) on the effective date determined pursuant thereto record the information contained therein in Agent's records and give notice of such acceptance and recordation to Lenders and Borrower. On or prior to such effective date, Borrower, at its own expense, shall execute and deliver to Agent (in exchange for notes of the assigning Lender) new notes to the order of such Assignee corresponding to the Commitment assumed by it pursuant to such assignment agreement and, if the assigning Lender has retained a Commitment hereunder, a new note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new notes shall be dated the date hereof and shall otherwise be in the form of the notes replaced thereby. The notes surrendered to Agent shall be returned by Agent to Borrower marked "cancelled".

          (e) Except as otherwise provided in this Section 14.6, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Obligations owed to such Lender. Any Lender permitted to sell assignments and participations under this Section 14.6 may furnish any information concerning Borrower and its Subsidiaries and Affiliates in the possession of that Lender from time to time to Assignees and Participants (including, prospective Assignees and Participants).

          (f) Borrower shall assist any Lender permitted to sell assignments or participations under this Section 14.6 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Assignees or Participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs provided, prepared or reviewed by Borrower that are contained in any selling materials and all other information provided by it and included in such materials.

     14.7  Confidentiality.
           ---------------

          (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrower to Agent or such Lender, provided, that, nothing contained
                                               --------  ----
herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Agent or such Lender is a party, (iv) to any Assignee or Participant (or prospective Assignee or Participant) so long as such Assignee or Participant (or prospective Assignee or Participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 14.7, or (v) to counsel for Agent or such Lender or any Participant or Assignee (or prospective Participant or Assignee).

          (b) In no event shall this Section 14.7 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 14.7 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender on a non-confidential basis from a person other than Borrower, (iii) require Agent or any Lender to return any materials furnished by Borrower to Agent or any Lender or (iv) prevent Agent or any Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The
    -----------------------------------------------------
Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this
Section 14.7 shall supersede and replace the obligations of Agent or any Lender under any confidentiality letter signed prior to the date hereof.

     14.8  Modification of Agreement.  Neither this Agreement nor any other
           -------------------------
Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Agent and the Required Lenders; except, that, any change,
                                                     ------  ----
waiver, discharge or termination with respect to the following shall require the consent of all Lenders: (a) the extension of the scheduled final maturity of any Loan, or any portion thereof, or reduction in the rate or extension of the time of payment of interest thereon or fees (other than as a result of waiving or not requiring the applicability of any post-default increase in interest rates or fees for outstanding Letter of Credit Accommodations or increased interest rates on Loans in excess of the amounts then available to Borrower), or reduction in the principal amount thereof, or increase in the Commitment of any Lender over the amount thereof then in effect or provided hereunder (it being understood that a waiver of any Event of Default shall not constitute a change in the terms of any Commitment of any Lender); (b) the release of a material amount of the Collateral (except as expressly required by the Financing Agreements and except as permitted under Section 13.9 hereof),
(c) the amendment, modification or waiver of any provision of this Section 14.8;
(d) the reduction of any percentage specified in the definition of Required Lenders; (e) the consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement; or (f) the increase in the stated advance percentage under the lending formulas contained in the definition of Total Availability. Any Lender who does not consent to a proposed amendment, consent or waiver requiring each Lender's approval, as contemplated by clauses
(a) through (f) above, agrees that, if such amendment, waiver or consent has been approved by the Required Lenders, then, with the consent of the Agent, any other Lender or Lenders shall have the right to purchase, in accordance with the terms otherwise applicable to permitted assignment under Section 14.6, all of such non-consenting Lender's Commitment and interests in the Loans (and in the Collateral and the Financing Agreements) at their par value. No provision of
Section 13 may be amended without the prior written consent of Agent.

     14.9  Entire Agreement.  This Agreement, the other Financing Agreements,
           ----------------
any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any conflict between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

     IN WITNESS WHEREOF, Agent, Lenders and Borrower have caused these presents to be duly executed as of the day and year first above written.

                                 BORROWER
                                 --------

                                 HAYNES CORP. (formerly known as
                                   HAYNES INTERNATIONAL, INC.)


                                 By:_____________________________

                                 Title:___________________________

                                 Chief Executive Office:
                                 ----------------------

                                 1020 West Park Avenue
                                 Kokomo, Indiana 46904-9013
                                 Attention:  Chief Financial
                                 Officer
                                 Telecopier No.:  317-456-6905




                                 LENDERS
                                 -------

 CONGRESS FINANCIAL CORPORATION      CORESTATES BANK, N.A.
   (CENTRAL), in its individual
    capacity and as Agent
                                     By:_____________________________
 By:_____________________________
                                     Title:___________________________
 Title:___________________________

  Address:                           Address:
  -------                            -------

  100 South Wacker Drive             1339 Chestnut Street
  Chicago, Illinois 60606            Philadelphia, Pennsylvania 19107
  Attention:  Mr. William H. Bloom   Attention: Mr. Myron Landau
  Telecopier No.:  312-332-0424      Telecopier No.:  (215) 973-2633

  Commitment:                        Commitment:
  ----------                         ----------

  $30,000,000                        $20,000,000

  Commitment Percentage:             Commitment Percentage:
  ---------------------              ---------------------

  60%                                40%